Exhibit 10.7

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 30, 2003

                                      among

                               PHOENIX COLOR CORP.
                                PCC EXPRESS, INC.
                               TECHNIGRAPHIX, INC.
                            PHOENIX (MD.) REALTY, LLC
                         PHOENIX COLOR FULFILLMENT, INC.

                                  as Borrowers

                       Each of the financial institutions
                         now or hereafter a party hereto

                                   as Lenders,

                                       and

                                 WACHOVIA BANK,
                              NATIONAL ASSOCIATION

                                    as Agent


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE  I :             DEFINITIONS..........................................1
         1.1.   General Definitions:..........................................1
         1.2.   Accounting Terms and Determinations:.........................20
         1.3.   Other Definitional Terms:....................................20

ARTICLE  II :            LOANS...............................................21
         2.1.   Loans:.......................................................21
         2.2.   Existing Indebtedness........................................25
         2.3.   Optional and Mandatory Prepayments; Early Termination Fee:...26
         2.4.   Payments and Computations:...................................27
         2.5.   Maintenance of Account:......................................28
         2.6.   Statement of Account:........................................28
         2.7.   Taxes:.......................................................28
         2.8.   Extensions and Conversions:..................................30
         2.9.   Sharing of Payments:.........................................31
         2.10.  Pro Rata Treatment:..........................................31
         2.11.  Joint and Several Liability:.................................31

ARTICLE  III :           LETTERS OF CREDIT...................................32
         3.1.   Issuance:....................................................32
         3.2.   Notice and Reports:..........................................32
         3.3.   Participation:...............................................32
         3.4.   Reimbursement................................................33
         3.5.   Repayment with Loans:........................................34
         3.6.   Renewal, Extension:..........................................35
         3.7.   Uniform Customs and Practices:...............................35
         3.8.   Indemnification; Nature of Lender's Duties:..................35
         3.9.   Responsibility of Issuing Bank:..............................36
         3.10.  Conflict with Letter of Credit Documents:....................36

ARTICLE  IV :            INTEREST AND FEES...................................36
         4.1.   Interest on Loans and Adjustments:...........................36
         4.2.   Interest After Event of Default:.............................37
         4.3.   Unused Line Fee:.............................................38
         4.4.   Closing Fee:.................................................38
         4.5.   Letter of Credit Fees:.......................................38
         4.6.   Existing Amendment Fee:......................................39
         4.7.   Authorization to Charge Account:.............................39
         4.8.   Indemnification in Certain Events:...........................39


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         4.9.   Inability To Determine Interest Rate:........................40
         4.10.  Illegality:..................................................40
         4.11.  Funding Indemnity:...........................................40

ARTICLE  V :              COLLATERAL.........................................41
         5.1.   Description:.................................................41
         5.2.   Lien Documents:..............................................42
         5.3.   Other Actions:...............................................42
         5.4.   Searches and Certificates:...................................43
         5.5.   Mortgage Modifications:......................................43

ARTICLE  VI :            CONDITIONS PRECEDENT................................43
         6.1.   Closing Conditions:..........................................44
         6.2.   Ongoing Borrowing Conditions:................................46
         6.3.   Notice of Borrowing, Borrowing Base Certificate:.............46

ARTICLE  VII :           REPRESENTATIONS AND WARRANTIES......................46
         7.1.   Organization and Qualification:..............................46
         7.2.   Liens:.......................................................46
         7.3.   No Conflict:.................................................47
         7.4.   Enforceability:..............................................47
         7.5.   Financial Data:..............................................47
         7.6.   Locations of Offices, Records and Inventory:.................48
         7.7.   Business Names:..............................................48
         7.8.   Affiliates and Subsidiaries:.................................48
         7.9.   Judgments or Litigation:.....................................48
         7.10.  Defaults:....................................................48
         7.11.  Compliance with Law:.........................................48
         7.12.  ERISA:.......................................................49
         7.13.  Compliance with Environmental Laws:..........................49
         7.14.  Intellectual Property:.......................................50
         7.15.  Licenses and Permits:........................................50
         7.16.  Title to Property:...........................................50
         7.17.  Labor Matters:...............................................51
         7.18.  Investment Company:..........................................51
         7.19.  Margin Security:.............................................51
         7.20.  Taxes and Tax Returns:.......................................52
         7.21.  Status of Accounts:..........................................52
         7.22.  Material Contracts:..........................................52
         7.23.  Corporate Structure:.........................................52
         7.24.  Accuracy and Completeness of Information:....................53
         7.25.  Solvency:....................................................53
         7.26.  Interrelatedness of Borrowers:...............................53
         7.27.  Commercial Tort Claims:......................................53

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         7.28.  Letter of Credit Rights:.....................................53
         7.29.  Deposit Accounts:............................................54
         7.30.  Senior Debt:.................................................54
         7.31.  Survival of Representations:.................................54

ARTICLE  VIII :          AFFIRMATIVE COVENANTS...............................54
         8.1.   Financial Information:.......................................54
         8.2.   Corporate Existence:.........................................56
         8.3.   ERISA:.......................................................56
         8.4.   Environmental Matters:.......................................56
         8.5.   Books and Records:...........................................57
         8.6.   Collateral Records:..........................................57
         8.7.   Changes in Location:.........................................57
         8.8.   Insurance; Casualty Loss:....................................57
         8.9.   Taxes:.......................................................59
         8.10.  Compliance With Laws:........................................59
         8.11.  Use of Proceeds:.............................................59
         8.12.  Fiscal Year:.................................................59
         8.13.  Notification of Certain Events:..............................59
         8.14.  Collection of Accounts:......................................60
         8.15.  Acknowledgment Agreements:...................................61
         8.16.  Trademarks:..................................................61
         8.17.  Maintenance of Property:.....................................61
         8.18.  Commercial Tort Claims:......................................61
         8.19.  Letter of Credit Rights:.....................................61
         8.20.  Revisions or Updates to Schedules............................61
         8.21.  Book Publishers..............................................62
         8.22.  Fixed Asset Appraisals.......................................62

ARTICLE  IX :            FINANCIAL COVENANTS.................................62
         9.1.   Fixed Charge Coverage:.......................................62
         9.2.   Consolidated Capital Expenditures:...........................62

ARTICLE  X :              NEGATIVE COVENANTS.................................63
         10.1.  Liens:.......................................................63
         10.2.  Indebtedness:................................................63
         10.3.  Sale of Assets:..............................................63
         10.4.  Organizational Changes:......................................63
         10.5.  Guarantees:..................................................63
         10.6.  Restricted Payments:.........................................63
         10.7.  Investments:.................................................63
         10.8.  Affiliate Transactions:......................................64
         10.9.  Third Party Loans:...........................................64
         10.10. Prohibited Transactions Under ERISA:.........................64

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         10.11. Bank Accounts:...............................................65
         10.12. INTENTIONALLY OMITTED:.......................................65
         10.13. Amendments of Material Contracts:............................65
         10.14. Additional Negative Pledges:.................................65
         10.15. Subordinated Debt:...........................................65
         10.16. Licenses, Etc.:..............................................65
         10.17. Phoenix Fulfillment..........................................66
         10.18. Compensation.................................................66

ARTICLE  XI :            POWERS..............................................66
         11.1.  Appointment as Attorney-in-Fact:.............................66

ARTICLE  XII :           EVENTS OF DEFAULT AND REMEDIES......................67
         12.1.  Events of Default:...........................................67
         12.2.  Rights and Remedies upon a Default or an Event of Default:...68
         12.3.  Nature of Remedies:..........................................70

ARTICLE  XIII :          TERMINATION.........................................70

ARTICLE  XIV :           AGENT...............................................70
         14.1.  Appointment of Agent:........................................70
         14.2.  Nature of Duties of Agent:...................................71
         14.3.  Lack of Reliance on Agent:...................................71
         14.4.  Certain Rights of Agent:.....................................72
         14.5.  Reliance by Agent:...........................................72
         14.6.  Indemnification of Agent:....................................72
         14.7.  Agent in its Individual Capacity:............................72
         14.8.  Holders of Notes:............................................73
         14.9.  Successor Agent:.............................................73
         14.10. Collateral Matters:..........................................73
         14.11. Special Inter-Lending Provisions:............................74
         14.12. Delivery of Information:.....................................75
         14.13. Defaults:....................................................75

ARTICLE  XV :            MISCELLANEOUS.......................................76
         15.1.  Waivers:.....................................................76
         15.2.  JURY TRIAL:..................................................76
         15.3.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE:............76
         15.4.  Arbitration:.................................................77
         15.5.  Notices:.....................................................78
         15.6.  Assignability:...............................................78
         15.7.  Payment of Expenses:.........................................80

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         15.8.  Indemnification:.............................................81
         15.9.  Entire Agreement, Successors and Assigns:....................81
         15.10. Amendments:..................................................81
         15.11. Nonliability of Agent and Lender:............................82
         15.12. Independent Nature of Lender's Rights:.......................82
         15.13. Counterparts:................................................82
         15.14. Effectiveness:...............................................83
         15.15. Severability:................................................83
         15.16. Headings Descriptive:........................................83
         15.17. Maximum Rate:................................................83
         15.18. Right of Setoff:.............................................84
         15.19. Information:.................................................84


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                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A            Form of Assignment and Acceptance
Exhibit B            Form of Notice of Borrowing
Exhibit C            Form of Notice of Extension/Conversion
Exhibit D            Form of Borrowing Base Certificate
Exhibit E            Form of Compliance Certificate
Exhibit F            Form of Publisher Agreement

SCHEDULES

Schedule 1.1(a)      Lenders
Schedule 1.1(b)      Indebtedness
Schedule 1.1(c)      Investments
Schedule 1.1(e)      Liens
Schedule 1.1(f)      Subordinated Debt
Schedule 7.1         Jurisdictions of Organization and Qualification
Schedule 7.6         Places of Business/Collateral Locations
Schedule 7.7         Business Names
Schedule 7.8         Subsidiaries and Affiliates
Schedule 7.9         Litigation
Schedule 7.12        ERISA
Schedule 7.14        Intellectual Property
Schedule 7.16        Real Property Leases
Schedule 7.22        Material Contracts
Schedule 7.23        Corporate Structure
Schedule 7.27        Commercial Tort Claims
Schedule 7.28        Letter of Credit Rights
Schedule 7.29        Deposit Accounts
Schedule 10.9        Loans
Schedule 15.5        Addresses for Notices

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of September 30, 2003 among PHOENIX COLOR CORP., PCC EXPRESS, INC., TECHNIGRAPHIX, INC., PHOENIX (MD.) REALTY, LLC, and PHOENIX COLOR FULFILLMENT, INC., (each is referred to individually as a "Borrower" and collectively, as the "Borrowers"), each of the financial institutions identified as Lenders on
Schedule 1.1(a) attached hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively, as the "Lenders), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), acting as agent (in such capacity, the "Agent").

                                   BACKGROUND

      WHEREAS, Borrowers, Agent and Lenders are parties to that certain Credit Agreement dated as of September 15, 1998 (as has been amended or modified from time to time, the "Existing Loan Agreement"), pursuant to which Agent and Lenders established financing arrangements for the benefit of Borrowers. Borrowers, Agent and Lenders are parties to certain other instruments, documents and agreements related thereto (together with the Existing Loan Agreement, the "Existing Loan Documents").

      WHEREAS, Borrowers have requested that Agent and Lenders amend and restate the Existing Loan Agreement in its entirety and in connection herewith (including, without limitation, extending the Maturity Date, modifying financial covenants and adjusting the interest rates applicable to the Obligations).

      NOW, THEREFORE, Borrowers, Agent and Lenders, intending to be legally bound hereby, agree as follows:

ARTICLE I : DEFINITIONS

      1.1.  General Definitions:

      As used herein, the following terms shall have the meanings herein specified:

      "Accounts" shall mean all of Borrowers' "accounts" (as defined in the Uniform Commercial Code), whether now existing or existing in the future, including, without limitation, all accounts receivable (whether or not specifically set forth on schedules furnished to Agent), including, without limitation, all accounts created by or arising from all sales of goods or rendition of services made under any Borrower's corporate name or any Borrower's trade names or styles or through any Borrower's divisions.

      "Acknowledgment and Waiver Agreements" shall mean the landlord waiver agreements or warehousemen waiver agreements, in form and substance acceptable to Agent, executed and delivered to Agent by landlords, warehousemen or other Persons in possession of any Collateral or at whose premises any Collateral is located, in each case acknowledging and agreeing, among other things, that (A) such Persons do not have any Liens on any Collateral or any such Lien is subordinated to the Lien of Agent and (B) Agent shall have access to the premises of such Person to


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exercise remedies with respect to the Collateral.

      "Adjustment Period" shall mean the period commencing on an Interest Adjustment Date and ending on the next Interest Adjustment Date.

      "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, a Borrower. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

      "Agent" shall mean Wachovia or any successor to Wachovia.

      "Asset Disposition" shall mean any sale, lease, assignment or other disposition (other than a disposition of Inventory in the ordinary course of any Borrower's business) of any existing or future Property of any Borrower.

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by an assigning Lender, accepted by Agent, in accordance with
Section 15.6 in the form attached hereto as Exhibit A.

      "Authorized Person" shall mean the President, any Vice President appointed by the Board of Directors of Borrower Agent, Controller, or Chief Financial Officer of Borrower Agent.

      "Availability Reserve" shall mean an amount equal to $1,000,000.

      "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower, or any ERISA Affiliate, are or within the immediately preceding six
(6) years were, an "employer" as defined in Section 3(5) of ERISA.

      "Blocked Account Agreement" shall mean an agreement, in form and substance satisfactory to Agent, between each Depository Institution and Agent pursuant to which such Depository Institution agrees, inter alia, to transfer all funds of Borrowers maintained in any deposit account with that Depository Institution to the Cash Collateral Account.

      "Bond Reserve" shall mean a reserve against the Borrowing Base in the following amount and the following manner: an amount reserved (on a cumulative basis), on the first day of each calendar month that is equal to one-twelfth of the annual payment obligation of Phoenix on the Subordinated Notes; provided, at the time Phoenix makes a payment on account of Phoenix's obligations under the Subordinated Notes, the accumulated reserve shall be reduced by an amount equal to the payment made; provided further that such periodic reduction shall not obviate the continuing imposition of the monthly reserve amount.

      "Book Technology Park Facility" shall mean Realty's real estate and improvements located at Hagerstown, Washington County, Maryland, as more fully described in the Master Mortgage covering the Book Technology Park Facility.


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      "Borrower Agent" shall mean Phoenix.

      "Borrowers" shall have the meaning given to such term in the preamble of this Credit Agreement.

      "Borrowing Base" shall have the meaning given to such term in Section 2.1(b)(i).

      "Borrowing Base Certificate" shall have the meaning given to such term in
Section 8.1(c).

      "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Philadelphia, Pennsylvania or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

      "Capital Expenditures" shall mean, as applied to any Person for any period, the aggregate of all capital expenditures (including that portion attributable to Capital Lease Obligations incurred during that period), made by that Person during such period in respect of the purchase, construction or other acquisition of fixed or capital assets, determined in accordance with GAAP.

      "Capitalized Lease Obligations" shall mean any Indebtedness under any lease of any property (whether real, personal or mixed) which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Collateral Account" shall have the meaning given to such term in
Section 2.4(b).

      "Casualty Loss" shall have the meaning given to such term in Section 8.8.

      "Change of Control" shall mean (i) with respect to any Borrower, the result caused by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficiary ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-three and one-third percent (33 1/3%) of the total voting power of the Capital Stock of such Borrower entitled to vote; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted such Borrower's board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of such Borrower was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors of such Borrower at the time of such approval who were either directors at


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

the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

      "Closing" shall mean the consummation of the making of the initial loan or advance by Lenders to Borrowers under this Credit Agreement.

      "Closing Date" shall mean the date on which the Closing occurs.

      "Closing Fee" shall have the meaning given to such term in Section 4.4.

      "Code" shall have the meaning given to such term in Section 1.3.

      "Collateral" shall mean any and all rights and interests in or to personal Property (including leasehold improvements) of any Borrower, whether now owned or hereafter acquired, pledged from time to time as security for the Obligations pursuant to this Credit Agreement or any of the other Credit Documents.

      "Commitment" shall mean, for each Lender, the commitment of such Lender to make its portion of the Loans in a principal amount up to such Lender's Commitment Percentage of the Committed Amount.

      "Commitment Percentage" shall mean, for any Lender, as applicable, the percentage identified as its Commitment Percentage of the Loans on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 15.6.

      "Committed Amount" shall mean $20,000,000, but not exceeding the maximum committed amount for such Lender set forth on Schedule 1.1(a).

      "Compliance Certificate" shall have the meaning given to such term in
Section 8.1(d).

      "Consolidated Amortization Expense" shall mean for any period, the aggregate consolidated amount of amortization expenses of Borrowers, as determined in accordance with GAAP.

      "Consolidated Capital Expenditures" shall mean for any period, the aggregate of all capital expenditures (including that portion of Capitalized Lease Obligations incurred during that period) made by Borrowers and their Subsidiaries during such period in respect of the purchase, construction or other acquisition of fixed or capital assets determined in accordance with GAAP. "Consolidated Capital Expenditures" shall also include the purchase price (determined as of the effective date of the applicable operating lease) of all equipment of Borrowers and their Subsidiaries subject to operating leases during such period; provided further that, Consolidated Capital Expenditures shall not include capital expenditures made by Borrowers in respect of the purchase of the Kolbus American binding line and Timson printing press. For the purposes hereof, any deposits made by any Borrower or its Subsidiaries for the purposes of acquiring or leasing fixed or capital assets shall be deemed Consolidated Capital Expenditures.

      "Consolidated Depreciation Expense" shall mean, for any period, the aggregate, consolidated amount of depreciation expenses of Borrowers, as determined in accordance with


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

GAAP.

      "Consolidated EBITDA" shall mean for any period, Borrowers' Consolidated Net Income (or deficit) plus (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, (c) Consolidated Depreciation Expense, (d) Consolidated Amortization Expense minus (e) extraordinary gains and plus (f) extraordinary non-cash losses, all as determined in accordance with GAAP. In addition to the foregoing, for the measurement period in which an acquisition or merger by any Borrower occurs which is permitted by written consent of Lenders (it being understood that such consent may be withheld by Lenders in their sole and absolute discretion), and for the next succeeding three (3) measurement periods, Consolidated EBITDA shall be calculated by giving effect to such acquisition or merger as if it has occurred on the first day of the applicable measurement period.

      "Consolidated Interest Expense" shall mean for any period, the aggregate, consolidated amount of interest expense required to be paid or accrued during such period on all Indebtedness of Borrowers outstanding during all or any part of such period, as determined in accordance with GAAP.

      "Consolidated Net Income" shall mean the consolidated net income after taxes of Borrowers as such would appear on Borrowers' consolidated statement of income, prepared in accordance with GAAP.

      "Consolidated Tax Expense" for any period, the aggregate, consolidated amount of income tax expense of Borrowers, as determined in accordance with GAAP.

      "Contractual Obligations" shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "Conversion Date" shall mean each anniversary date of this Credit
Agreement.

      "Credit Agreement" shall mean this Amended and Restated Loan and Security Agreement, as the same may be modified, amended, extended, restated or supplemented from time to time.

      "Credit Documents" shall mean, collectively, this Credit Agreement, the Notes, the Letters of Credit, the Letter of Credit Documents, the Security Documents, the Subordination Agreements and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

      "Customer Rebate Reserve" shall mean a reserve against the Borrowing Base in an amount equal to the accrued customer rebates as reflected on the most recent financial statement of Borrower provide to Agent pursuant to this Agreement.

      "Default" shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

      "Defaulting Lender" shall have the meaning given to such term in Section 2.1(d)(iv).


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      "Depository Institution shall mean each depository institution where any
Borrower maintains a bank account and which institutions are set forth on
Schedule 7.29 as of the Closing Date, along with the numbers and title of each account maintained by such Borrower at such institution.

      "Dilution Rate" shall mean the ratio, expressed as a percentage, of (x) the aggregate dollar amounts, without duplication, of all returns, allowances, chargebacks, write-offs and other miscellaneous non-cash credits arising in connection with the Accounts of Borrowers to (y) Borrowers' gross sales, each measured on a rolling twelve (12) month basis and tested in connection with each of Agent's field examinations.

      "Documentary Letter of Credit" shall mean a Letter of Credit issued by Issuing Bank for the account of any Borrower pursuant to this Agreement to enable such Borrower to acquire merchandise, and all amendments, renewals, extensions or replacements thereof.

      "Documentary Letter of Credit Obligations" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Documentary Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Documentary Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender's participation in Documentary Letters of Credit as provided in Section 3.3 for which Borrowers have not at such time reimbursed Lenders, whether by way of a Loan or otherwise.

      "DOL" shall mean the U.S. Department of Labor and any successor department or agency.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Early Termination" shall have the meaning given to such term in Section 2.3(c).

      "Early Termination Fee" shall have the meaning given to such term in
Section 2.3(c).

      "Eligible Accounts Receivable" shall mean all Accounts of any Borrower (other than Phoenix Fulfillment) meeting all of the following specifications:
(i) the Account is lawfully and exclusively owned by such Borrower and subject to no Lien (other than Permitted Liens, if applicable, and Liens granted under the Security Documents) and such Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) the Account is valid and enforceable representing the undisputed indebtedness of an account debtor for the purchase of Inventory not more than ninety (90) days past the invoice date and does not represent a rebilling or pre-billing; (iii) not more than 50% of the aggregate balance of all Accounts owing from an account debtor obligated on the Account are outstanding more than ninety (90) days past their invoice date; (iv) the Account is not subject to any defense, set-off, or counterclaim, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (v) the Account is net of any portion thereof attributable to the sale of goods that have been returned, rejected, lost or damaged; (vi) if the Account arises from the sale of goods by a Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the account debtor or its designee; (vii) if the Account arises from the performance of services, such services have actually been performed;

(viii) the Account arose in the ordinary course of such Borrower's business;
(ix) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the account debtor has been received by Agent, any Lender or any Borrower; (x) the account debtor is not a Subsidiary or Affiliate of any Borrower; (xi) the Account is not an Account of an account debtor having its principal place of business or executive office outside the United States, unless the payment of such Account is guaranteed by an irrevocable letter of credit satisfactory to Agent; (xii) the Account does not represent a sale to the government of the United States or any subdivision or agency thereof unless Borrowers have complied, for the benefit of Agent, with the Federal Assignment of Claims Act; (xiii) the Account is not an Account on which the account debtor is obligated to any Borrower under any instrument; (xiv) the transaction which gave rise to the Account complies in all respects with all applicable laws, rules and regulations of any Governmental Authority; and (xv) the Account meets such other reasonable specifications and requirements which may from time to time be established by Agent. Eligible Accounts shall not include that portion of an Account representing interest charges for past due balances or debit memos. Notwithstanding the foregoing, no Accounts of Phoenix Fulfillment shall be considered Eligible Accounts Receivable.

      "Eligible Canadian Accounts Receivable" shall mean an Account of a Borrower which otherwise meets the definition of an Eligible Account Receivable except that the sale is to an account debtor located in Canada (other than Quebec).

      "Eligible Inventory" shall mean any and all raw material Inventory (including raw paper, raw laminating film and unused printing plates) of any Borrower located at such Borrower's places of business shown on Schedule 7.6 attached hereto and made a part hereof (and for which location Agent has received an Acknowledgement and Waiver Agreement, which (i) is not subject to any Lien (other than Liens granted under the Security Documents and Permitted Liens, if applicable); (ii) is not slow moving, obsolete or unmerchantable;
(iii) meets all standards, if any, imposed by any Governmental Authority; and
(iv) meets such other reasonable specifications and requirements which may from time to time be established by Agent. Eligible Inventory does not include work-in-process, used printing plates, finished goods, packaging materials, supplies and other similar items or any unused printing plates in excess of $250,000 or Inventory of Phoenix Fulfillment.

      "Equipment Availability" shall mean, the sum of $4,100,000. The aggregate amount of Equipment Availability shall permanently and automatically reduce by
(x) Two Hundred Fifty Thousand Dollars ($250,000) on the first day of each calendar month commencing January 1, 2004, (y) if all or any portion of a security deposit financed by Lenders shall be returned to Borrowers, an amount equal to the returned portion of such security deposit and (z) by an amount equal to fifty percent (50%) of the amount of the Krause Settlement paid to Agent with such amount under this clause (z) being applied in the inverse order of reductions.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA Affiliate" shall mean any (i) corporation which is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Borrower; (ii) partnership or other trade or business (whether or not incorporated) at any time under common control (within the meaning of Section 414(c) of the

Internal Revenue Code) with any Borrower; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Borrower, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

      "Eurodollar Loan" shall mean a Loan bearing interest based on a rate determined by reference to the Eurodollar Rate.

      "Eurodollar Rate" shall mean, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                                        London Interbank Offered Rate
                  Eurodollar Rate =   ---------------------------------
                                      1 - Eurodollar Reserve Percentage

      "Eurodollar Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event(s) of Default" shall have the meaning provided for in Article XII.

      "Excess Borrowing Availability" shall mean as of any date of determination, an amount equal to the difference of (a) the Borrowing Base, minus (b) the amount of the Obligations and extensions of credit requested to be made as of such date, minus (c) all sums owing to trade creditors which remain outstanding beyond normal trade terms.

      "Exchange Act" shall mean The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Excluded Equipment" shall mean any Equipment owned by any Borrower that is subject to a purchase money Lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than a Borrower as a condition to the creation of any other Lien on such Equipment.

      "Existing Amendment Fee" shall mean the fee payable to Agent in an amount equal to $72,000, which was fully earned under the Existing Loan Documents.

      "Expenses" shall have the meaning given to such term in Section 15.7.

      "Excluded Taxes" shall have the meaning given to such term in Section 2.7(a).

      "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

      "Fees" shall mean, collectively, the Existing Amendment Fee, the Closing Fee, the Unused Line Fee, the Letter of Credit Fee and any other fees at any time payable hereunder or under any other written agreement among Borrowers and Agent.

      "Financials" shall have the meaning given to such term in Section 7.5.

      "Financial Statements" shall mean the Financial Statements Borrowers are obligated to deliver pursuant to Section 8.1 of this Agreement.

      "Fixed Charge Coverage Ratio" for any measurement period, the ratio obtained by dividing (a) an amount equal to (i) Consolidated EBITDA, minus (ii) non-financed Consolidated Capital Expenditures (which shall in all events exclude Consolidated Capital Expenditures for which Loans are made against Equipment Availability), minus (iii) Distributions to shareholders of Phoenix, minus (iv) loans and advances made to, or capital contributions and investments made in, any Person other than a Borrower by a Borrower, minus (v) purchases made of intangibles assets by (b) Fixed Charges, all as determined on a consolidated basis for Borrowers in accordance with GAAP.

      "Fixed Charges" for any measurement period, the sum of (a) Consolidated Interest Expense, plus (b) scheduled payments of principal of all Indebtedness of Borrowers during the next succeeding 12 month period (including, without limitation, that portion of any Capitalized Lease Obligations attributable to principal amortization in accordance with GAAP), plus, (c) tax payments of Borrowers for such period (reduced, however, by any cash tax refunds received by Borrowers during such period).

      "Foreign Lender" shall have the meaning given to such term in Section 2.7(a).

      "Funding Bank" shall have the meaning given to such term in Section 4.8.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof and applied in a manner consistent with the Financials.

      "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Hagerstown Facility" shall mean Phoenix's real estate and improvements located at Hagerstown, Washington County, Maryland as more fully described in the Master Mortgage covering the Hagerstown Facility.

      "Hedging Agreements" shall mean any Interest Rate Protection Agreement or other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest rate hedging device or swap agreement (as defined in U.S.C. ss. 1.01 et. seq.) or exchange rate or commodity price hedging agreements.

      "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the Commonwealth of Pennsylvania (or the law of any other jurisdiction whose laws may, by order of court, be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

      "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and payable in accordance with customary practices) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all Capitalized Lease Obligations of such Person, (i) all obligations of such Person under Hedging Agreements, (j) the face amount (less any amount thereof that shall have been drawn and reimbursed) of all standby or commercial letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the principal portion of all obligations of such Person under off-balance sheet financing arrangements and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

      "Independent Accountant" shall mean a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of Borrowers, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission, or a firm of independent public accountants otherwise reasonably acceptable to Agent.

      "Intellectual Property Agreement" shall mean that certain Patents, Trademarks, Copyrights, and Licenses Security Agreement dated as of even date herewith from Phoenix in favor of Agent, for the benefit of Lenders, as may be amended, modified, replaced or restated from time to time.

      "Interest Adjustment Date" shall mean for the purposes of Section 4.1(b) and Section 4.3(b), that date which is five (5) Business Days after the later of Agent's receipt of each of (i) Borrowers' monthly Financial Statements delivered as of the end of each March, June and September and the annual Financial Statements, each as delivered to Agent pursuant to Section 8.1 and (ii) Borrowers' Compliance Certificate for each such fiscal quarter.

      "Interest Period" shall mean, as to Eurodollar Loans, a period of one month, two months, three months or six months, as selected by Borrowers, commencing on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (ii) no Interest Period shall extend beyond the Maturity Date, and (iii) any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period.

      "Interest Rate Protection Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between a Borrower and any Lender, or any affiliate of a Lender.

      "Internal Revenue" shall mean the Internal Revenue Service and any successor agency.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

      "Inventory" shall mean all of Borrowers' inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in any Borrower's business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned to or repossessed by any Borrower.

      "Inventory Sublimit" shall mean $3,000,000.

      "Investment" in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the applicable Borrower and Capital Expenditures not otherwise prohibited hereunder) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, or
(ii) any other capital contribution to or investment in such Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (b) there shall be deducted in respect of any Investment any cash amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (c) there shall not be deducted from or included in, as applicable, the aggregate amount of Investments any decrease or increase, respectively, in the market value thereof.

      "Issuing Bank" shall mean Wachovia Bank, National Association, or any successor or assign which shall issue a Letter of Credit for the account of Borrowers.

      "Krause Settlement" shall mean, an amount equal to the proceeds received by any Borrower (or any Subsidiary of Borrower) as a result of any award, judgment, settlement or any other payment in connection with Phoenix's litigation against Krause Biagosch GmbH, Krause America, Inc. or any other entity related thereto, as such litigation is described in Phoenix's 10-K dated August 14, 2003.

      "Leases" shall have the meaning given to such term in Section 7.16.

      "Lender Hedging Indebtedness" shall mean indebtedness of a Borrower to a Lender or any affiliate of a Lender in respect of Interest Rate Protection Agreements between such Lender and such Borrower.

      "Lenders" shall have the meaning given to such term in the preamble of this Credit Agreement.

      "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations which documents shall be in form and substance reasonably satisfactory to the Issuing Bank.

      "Letter of Credit Fees" shall mean the letter of credit fees referred to in Section 4.5(a).

      "Letter of Credit Obligations" shall mean, at any time, the sum of the Documentary Letter of Credit Obligations plus the Stand-By Letter of Credit Obligations.

      "Letter of Credit Sublimit" shall mean $2,000,000.

      "Letters of Credit" shall mean collectively all letters of credit (whether a Documentary Letter of Credit or a Stand-By Letter of Credit) issued and outstanding by Issuing Bank for the account of a Borrower pursuant to this Credit Agreement, and all amendments, renewals, extensions or replacements thereof.

      "Lien(s)" shall mean any lien, charge, trust, pledge, security interest, deed of trust, mortgage, assignment or other claim or encumbrance of any kind or nature upon any interest in Property.

      "Loan" or "Loans" shall have the meanings given to such terms in Section 2.1(b) and shall include Prime Rate Loans and Eurodollar Loans.

      "Lockbox" shall have the meaning given to such term in Section 2.4(b)(i).

      "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.0%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) 2 Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1.0%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) 2 Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "Master Mortgages" shall mean collectively (a) that certain Master Deed of Trust, Security Agreement and Assignment of Leases and Rents dated September 15, 1998 by Phoenix in favor of Agent with respect to the Hagerstown Facility; and
(b) that certain Master Deed of Trust, Security Agreement and Assignment of Leases and Rents dated September 15, 1998 by Realty in favor of Agent with respect to the Book Technology Park Facility, as the same may be amended, modified, restated or supplemented from time to time (including, without limitation, pursuant to the Mortgage Modifications).

      "Master Pledge Agreement" collectively, those certain Stock Pledge Agreements executed by each of the holders of Capital Stock of Phoenix in favor of Agent dated as of September 15, 1998, as amended, modified, restated or supplemented from time to time.

      "Material Adverse Change" shall mean a material adverse change in (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Borrower, (b) the Collateral, (c) a Borrower's ability to perform its respective obligations under the Credit Documents, or (d) the validity, enforceability or availability of rights and remedies of Agent or Lender hereunder.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of a Borrower, (b) the Collateral, (c) a Borrower's ability to perform its respective obligations under the Credit Documents, or (d) the validity, enforceability or availability of rights and remedies of Agent or Lender hereunder.

      "Material Contract" shall mean any contract between a Borrower and a publisher identified on Schedule 7.22 and any contract or other arrangement (other than any of the Subordinated Credit Documents), whether written or oral, to which a Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

      "Matured Lender Hedging Indebtedness" shall mean any Lender Hedging Indebtedness to a Lender that has matured and/or become fixed and due and payable as a result of the expiration, termination, settlement or unwinding of the Interest Rate Protection Agreement provided by such Lender.

      "Maturity Date" shall mean August 31, 2006.

      "Merchandise Returns" shall mean any of the goods or products sold by Borrowers that are returned to Borrowers.

      "Mortgage Modifications" shall have the meaning given to such term in
Section 5.5.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by Borrowers, or any ERISA Affiliate or (ii) with respect to which Borrowers may incur any liability.

      "Net Cash Proceeds" shall mean the aggregate cash proceeds received by Borrowers in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by Borrowers in any Asset Disposition.

      "Notice of Borrowing" shall have the meaning given to such term in Section 2.1(d)(i).

      "Notice of Extension/Conversion" shall have the meaning given to such term in Section 2.8.

      "Notes" shall have the meaning given to such term in Section 2.1(c).

      "Obligations" shall mean the Loans, any other loans and advances or extensions of credit made or to be made at any time by any Lender (or by Agent on behalf of any Lender) to Borrowers, or to any of them, or to others for Borrowers' account in each case pursuant to the terms and provisions of this Credit Agreement, or any other Credit Document, together with interest thereon (including interest which may accrue as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of Borrowers on account of Letters of Credit and all other Letter of Credit Obligations, Fees and all other indebtedness, fees (including the Fees), expenses (including the Expenses), liabilities and obligations of every kind or nature which may at any time be owing by Borrowers to Agent, Issuing Bank or any Lender in each case pursuant to this Credit Agreement, or any other Credit Document, whether now in existence, hereafter arising or incurred from time to time by Borrowers, and all expenses incurred at any time by Agent, Issuing Bank or Lenders (including the Expenses), as well as expenditures to protect, preserve or defend any Collateral and Agent's rights hereunder or in the Collateral, all of the foregoing, whether unsecured or secured, due or to become due, absolute or contingent, joint or several, matured or unmatured, direct or indirect, related or unrelated and whether Borrowers are liable to Agent or such Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Without limiting the generality of the foregoing, Obligations shall also include any other indebtedness owing to Agent or any Lender in connection with any lockbox, cash management or other services provided at any time by Agent or any Lender to Borrowers pursuant to or related to the Credit Documents, Borrowers' liability to Agent, Issuing Bank and Lenders as maker or endorser of any promissory note or other instrument for the payment of money, Borrowers' liability to Agent, Issuing Bank and Lenders, arising under any guaranty, endorsement or undertaking which Agent or a Lender may make or issue to others for Borrowers' account pursuant to or related to the Credit Documents, including any accommodation extended with respect to applications for Letters of Credit.

      "Other Taxes" shall have the meaning given to such term in Section 2.7(c).

      "Overadvance" shall mean the amount by which the outstanding Loans and outstanding Letter of Credit Obligations exceed the Borrowing Base (or the applicable portion thereof or sublimit thereunder).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

      "Perfection Certificates" shall mean collectively, those certain perfection certificates for each Borrower, each in form and substance acceptable to Agent (in its reasonable discretion).

      "Permitted Holders" shall mean any or all of Louis LaSorsa, Edward Lieberman and Phoenix's Employees' Stock Bonus and Ownership Plan (so long as Louis LaSorsa and Edward Lieberman are the sole trustees of such Employees' Stock Bonus and Ownership Plan).

      "Permitted Indebtedness" shall mean:

            (i) Indebtedness to Lenders with respect to the Loans, the Letters of Credit, Interest Rate Protection Agreements, or otherwise, pursuant to the Credit Documents;

            (ii) Indebtedness (including Capitalized Lease Obligations) hereafter incurred by Borrowers to finance fixed assets provided that (A) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding;
(B) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed or the lesser of the purchase price or the value of the asset(s) if subsequently financed; and (C) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (iii) unsecured obligations of Borrowers in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

            (iv) Existing Indebtedness set forth on Schedule 1.1(b) attached hereto and any refinancings of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced; and

            (v) Subordinated Debt.

      "Permitted Investments" shall mean:

            (i) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that Borrowers may, in the ordinary course of their business, maintain in their disbursement account from time to time amounts in excess of then applicable FDIC or other program insurance limits;

            (ii) Investments existing on the Closing Date and set forth on
Schedule 1.1(c) attached hereto;

            (iii) marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within 365 days of the date of purchase;

            (iv) commercial paper issued by corporations, each of which shall have a net worth of at least $100,000,000, and each of which conducts a substantial part of its business in the United States of America, maturing within 270 days from the date of the original issue thereof, and which at the time of acquisition has the highest rating by Moody's Investors Service, Inc. or Standard and Poor's Corporation;

            (v) bankers' acceptances, and certificates of deposit maturing within 365 days of the date of purchase which are issued by, or time deposits maintained with, an eligible institution having capital, surplus and undivided profits totaling more than $100,000,000 and which have the highest rating by Moody's Investors Service, Inc. or Standard and Poor's Corporation;

            (vi) money market or similar funds that invest primarily in the types of investments referred to in clauses (i), (iii), (iv) and (v) above; and

            (vii) Investments permitted under Section 10.17.

      "Permitted Liens" shall mean:

            (i) Liens granted to Agent by Borrowers pursuant to any Credit Document;

            (ii) Existing Liens set forth on Schedule 1.1(e) attached hereto;

            (iii) Liens on fixed assets securing Indebtedness (including Capitalized Lease Obligations) to the extent such Indebtedness is Indebtedness described in clause (ii) of the definition of Permitted Indebtedness, provided that (A) any such Lien attaches only to the assets to be financed and (B) a description of the assets so financed is furnished to Agent;

            (iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by Borrowers by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by Borrowers for the payment of same;

            (v) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by Borrowers by appropriate proceedings; and

            (vi) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance.

            "Permitted Third Party Loans" shall mean:

            (i) loans and advances existing as of the Closing Date as set forth on Schedule 10.9;

            (ii) loans and advances to shareholders of Phoenix not exceeding $500,000 in the aggregate for all such loans and advances; and

            (iii) loans and advances permitted under Section 10.17.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability entity, trust, unincorporated organization, association, corporation, institution, entity, or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

      "Phoenix" shall mean Phoenix Color Corp., a Delaware corporation.

      "Phoenix Fulfillment" shall mean Phoenix Color Fulfillment, Inc., a Delaware corporation.

      "Phoenix Fulfillment Account" shall mean a certain demand deposit account of Phoenix Fulfillment maintained with Agent.

      "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by Borrowers, or with respect to which Borrowers may incur liability.

      "Prime Rate" shall mean the greater of (a) the rate which Wachovia announces from time to time as its prime lending rate, as in effect from time to time or (b) the Federal Funds Rate plus 50 basis points. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wachovia (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      "Prime Rate Loans" shall mean a Loan bearing interest based on a rate determined by reference to the Prime Rate.

      "Property" shall mean all personal and real property of every kind and description (whether tangible or intangible) in which a Person has any right, title or interest.

      "Proprietary Rights" shall have the meaning given to such term in Section 7.14.

      "Real Property" shall mean all right, title and interest of any Borrower or any of its Subsidiaries (including any leasehold estate) in and to any parcel of real property owned or operated by any Borrower or any of its Subsidiaries, (including, without limitation, the Hagerstown Facility, and Book Technology Park Facility), together with, in each case, all improvements, and appurtenant fixtures, equipment, easements and other property and rights incidental to the ownership, lease or operation thereof.

      "Realty" shall mean Phoenix (MD.) Realty, LLC., a Maryland limited liability company.

      "Rental Expense" shall mean, for any applicable period of computation, the sum of all real property rental expense of Borrowers for such period, determined in accordance with GAAP.

      "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder.

      "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder and holding in the aggregate at least 51% of (i) the Commitments (and participation interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and participation interests (including the participation interests of Issuing Bank in any Letters of Credit); provided that if there are only two (2) Lenders at any time party to this Credit Agreement, then Required Lenders shall mean both such Lenders.

      "Restricted Payment" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Borrower, as the case may be, now or hereafter outstanding,
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Borrower now or hereafter outstanding by such Borrower, as the case may be, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of any Borrower now or hereafter outstanding, or (iv) any payment to any Affiliate of a Borrower (other than payments to Phoenix's Employees' Stock Bonus and Ownership Plan made in the ordinary course of Phoenix's business) except to the extent expressly permitted in this Credit Agreement.

      "Security Documents" shall mean any existing or future agreement or document granting, creating or conferring any Lien in favor of Agent for the benefit of Lenders securing all or any portion of the Obligations, including, without limitation, the Intellectual Property Agreement, the Master Pledge Agreement, the Subsidiary Pledge Agreement, the Master Mortgages and this Credit Agreement.

      "Settlement Period" shall have the meaning given to such term in Section 2.1(d)(iii).

      "Stand-by Letter of Credit" shall mean all Letters of Credit, other than Documentary Letters of Credit, issued by Issuing Bank for the account of any Borrower pursuant to this Credit Agreement, and all amendments, renewals, extensions and replacements thereof.

      "Stand-by Letter of Credit Obligations" shall mean at any time, the sum of
(a) the aggregate undrawn amount of all Stand-by Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Stand-by Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender's participation in Stand-by Letters of Credit as provided in Section 3.3 for which Borrowers have not at such time reimbursed Lenders, whether by way of a Loan or otherwise.

      "Structures" shall mean all plants, offices, manufacturing facilities and warehouses.

      "Subordinated Debt" shall mean existing Indebtedness set forth and indicated as subordinated set forth on Schedule 1.1(f) hereto (including, the Indebtedness evidenced by the Subordinated Notes) and unsecured Indebtedness hereafter incurred by Borrowers, which, in each case, is expressly subordinated and made junior to the payment and performance in full of the Obligations and under a Subordination Agreement.

      "Subordinated Notes" shall mean the subordinated notes issued by Phoenix pursuant to the Subordinated Note Indenture dated February 2, 1999 by and between Phoenix and Chase Manhattan Trust Company National Association in a principal amount equal to $105,000,000, which Notes are eligible for resale under Rule 144A of the Securities Act of 1933, as amended.

      "Subordination Agreements" shall mean the agreements entered into from time to time by and among Borrowers, Agent, on behalf of Lenders, and a third party creditor of Borrowers providing for the subordination of such third party creditor's claims to those of Lenders on terms and conditions satisfactory to Agent.

      "Subsidiary" shall mean, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner.

      "Subsidiary Pledge Agreement" that certain Subsidiary Pledge Agreement executed and delivered by Phoenix in favor of Agent dated September 15, 1998, as amended or modified from time to time.

      "Taxes" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

      "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, or any ERISA Affiliate from a Multiemployer Plan.

      "Third-Party Loan" shall mean any loan, advance, deposit or extension of credit made or granted by Borrowers to any other Person.

      "Unused Line Fee" shall mean a fee determined by multiplying (i) the positive difference, if any, between (A) the Committed Amount in effect at such time and (B) the average daily Loans of Borrowers and the Letter of Credit Obligations outstanding during such calendar month by (ii) 0.50% per annum, as may be adjusted pursuant to Section 4.3(b) hereof.

      "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      1.2. Accounting Terms and Determinations:

            Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Article IX hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP. All Financial Statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financials. If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to Section 8.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If Borrowers shall change their method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

      1.3. Other Definitional Terms:

            Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the "Code") shall have the meanings given them in the Code. It is the specific intent of Borrowers, Agent and Lenders that references to terms defined in the Code shall mean the definitions set forth in the Code as the Code is in effect from time to time. The term "on the date hereof" shall mean the date of this Credit Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Agreement to "Articles",

"Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to the applicable time in Philadelphia, Pennsylvania.

ARTICLE II : LOANS

      2.1. Loans:

            a. Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to lend to Borrowers at any time or from time to time on or after the Closing Date and before the Maturity Date, such Lender's Commitment Percentage of the Loans up to its Commitment as may be requested or (as provided herein) deemed requested by Borrowers.

            b. Determination of Borrowing Base.

                  (i) Lenders' loans and advances to or for the benefit of Borrowers (each, a "Loan"; and collectively, the "Loans") together with the outstanding Letter of Credit Obligations shall be made subject to the terms hereof, on a revolving basis, but shall not in the aggregate exceed at any time an amount (the "Borrowing Base") equal to the lesser of:

                        (A) the Committed Amount then in effect; or

                        (B) the aggregate of the following amounts:

                              (1) an amount  equal to the sum of (a) 85% of
Eligible Accounts Receivable; plus (b) the lesser of (i) $250,000 and (ii) 85% of Eligible Canadian Accounts Receivable; plus

                              (2) an amount equal to the lesser of (a) the
Inventory Sublimit, or (b) an amount equal to the sum of (i) 55% of Eligible Inventory comprised of paper raw material, plus (ii) 50% of Eligible Inventory comprised of ink raw material; plus (iii) 35% of Eligible Inventory comprised of other raw material; plus

                              (3) the Equipment Availability; minus

                              (4) the Bond Reserve; minus

                              (5) the Customer Rebate Reserve; minus

                              (6) the Availability Reserve.

                  (ii) Agent shall have the right, in its sole, but reasonable discretion, to establish reserves (in addition to the establishment of Bond Reserve and the Customer Rebate Reserve) from time to time against the Borrowing Base with respect to such matters, events or contingencies and in such amounts as Agent may determine. All references to the Borrowing Base in this Credit Agreement shall mean the amount calculated under the definition of Borrowing Base less any reserves then in existence.

                  (iii) The advance rate in clause (i)(B)(1) above shall be reduced by 1.0% for each 1.0% by which the Dilution Rate for the Accounts exceeds 5.0%. If Borrowers implement a perpetual inventory system that is reasonably satisfactory to Agent (as indicated in writing by Agent to Borrower Agent), then the percentage set forth in Section 2.1(b)(i)(B)(2)(b)(i) shall increase to 60%.

                  (iv) No Lender shall be obligated at any time to make available to Borrowers its Commitment Percentage of any requested Loan if such amount plus its Commitment Percentage of all Loans and its Commitment Percentage of all Letter of Credit Obligations then outstanding would exceed such Lender's Commitment at such time. The aggregate balance of Loans and the aggregate amount of all Letter of Credit Obligations outstanding shall not at any time exceed the Borrowing Base. No Lender shall be obligated to make available, any Loans to Borrowers to the extent such Loan, when added to the then outstanding Loans and all Letter of Credit Obligations, would cause the aggregate outstanding Loans and all Letter of Credit Obligations to exceed the Borrowing Base. Borrowers shall repay to Agent on demand for the account of Lenders from time to time the full amount of the excess, if any, of (A) the amount of all Loans and Letter of Credit Obligations outstanding over (B) the Borrowing Base. Any excess of Loans and Letter of Credit Obligations over the Borrowing Base shall constitute in any event Obligations and shall be secured by the Collateral.

                  (v) Borrowers shall have the right at any time and from time to time, upon ten (10) Business Days prior written notice to Agent to permanently reduce, without premium or penalty (but subject to Section 2.3(c) and Section 4.11 of this Agreement), the Committed Amount in the minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof. Upon the effectiveness of such notice, each Lender's Commitment shall be reduced in accordance with each Lender's Commitment Percentage of the amount specified in the notice. Agent shall promptly notify Lenders of its receipt of such notice. Any notice to reduce the Committed Amount pursuant to this Section 2.1(b)(v) shall be permanent and may not be revoked. In the event of any such reduction, outstanding Obligations in an amount in excess of the Committed Amount, as so reduced, shall be paid on the effective date together with interest accrued on the amount so paid (subject to Section 4.11 of this Agreement) to the date of reduction.

            c. Revolving Notes. The obligations to repay the Loans and to pay interest thereon shall be evidenced by separate amended and restated promissory notes of Borrowers in favor of each Lender (collectively, the "Notes"), in form and substance acceptable to Agent, one Note being payable to the order of each Lender in a principal amount equal to such Lender's Commitment and representing the joint and several unconditional obligations of Borrowers to pay Lenders the Committed Amount, or, if less, the aggregate unpaid principal amount of all Loans made by such Lender hereunder, plus interest accrued thereon, as set forth herein. Borrowers irrevocably authorizes each Lender, at its option, to make or cause to be made appropriate notations on its Note, or on a record pertaining thereto, reflecting Loans and repayments thereof. The outstanding amount of the Loans set forth on such Lender's Note or record or on the books and records of Agent shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

            d. Borrowings under the Notes.

                  (i) Each request for borrowings hereunder shall be made by a notice in the form attached hereto as Exhibit B from Borrower Agent to Agent (a "Notice of Borrowing"), given not later than 1:00 P.M. (A) on the Business Day on which the proposed borrowing is requested to be made for Loans that will be Prime Rate Loans, and (B) 3 Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans. Each Notice of Borrowing shall be given by either telephone or facsimile and, if requested by Agent, confirmed in writing if by telephone, setting forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing, (3) whether such Loans will be Prime Rate Loans or Eurodollar Loans, and if appropriate, the applicable Interest Period, (4) certification by Borrowers that they have complied in all respects with Section 6.2, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base) and (5) the account at which such requested funds should be made available. Each Notice of Borrowing shall be irrevocable by and binding on Borrowers. No more than five (5) Eurodollar Loans shall be outstanding hereunder at any one time and Eurodollar Loans shall be in a minimum principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof. Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  (ii) Unless Agent elects, in its sole discretion, to utilize the provisions of Subsection (iii) below, Agent shall give to each Lender prompt notice (but in no event later than 1:00 P.M. on the date of Agent's receipt of notice from Borrowers) or each Notice of Borrowing by facsimile. No later than 2:00 P.M. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing, each Lender will make available to Agent at the address of Agent set forth on the signature pages hereto, in immediately available funds, its Commitment Percentage of such borrowing requested to be made. Unless Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to Agent its portion of the borrowing to be made on such date, Agent may assume that such Lender will make such amount available to Agent as required above and Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in
Article VI for such borrowing, and as soon as practicable after receipt of funds from Lenders (but in any event not later than 2:00 P.M.) Agent will make such funds as have been received from Lenders available to Borrowers at the account specified by Borrowers in such Notice of Borrowing.

                  (iii) Because Borrowers anticipate requesting borrowings of Loans on a daily basis and repaying Loans on a daily basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Loans fluctuating from day to day, in order to administer the Loans in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Lenders hereby instruct Agent, and Agent may (in its sole discretion, without any obligation) (A) make available, on behalf of Lenders, the full amount of all Loans requested by Borrowers or Loans to reimburse Issuing Bank for drawings under Letters of Credit (whether or not requested by Borrowers), not to exceed $2,000,000 in the aggregate at any one time outstanding, without giving each Lender prior notice of the proposed borrowing, of such Lender's Commitment Percentage thereof and the other matters covered by the Notice of Borrowing and (B) if Agent has made any such amounts available as provided in clause (A), upon repayment of Loans by Borrowers, first apply such amounts repaid directly to the amounts made available by Agent in accordance with clause
(A) and not yet settled as described below. If Agent advances Loans on behalf of Lenders, as provided in the immediately preceding sentence, the amount of outstanding Loans and each Lender's Commitment Percentage thereof shall be computed weekly (on such day as Agent may determine) rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Loans as of 5:00 P.M. on the Business Day immediately preceding the date of each computation; provided, however, that Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. Agent shall deliver to each Lender after the end of each weekly period, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by Lenders prior to 12:00 Noon on any Business Day each Lender or Agent, as applicable, shall make the transfer described in the next succeeding sentence no later than 3:00 P.M. on the day such summary statement was sent; and if such summary statement is sent by Agent and received by Lenders after 12:00 Noon on any Business Day, each Lender or Agent, as applicable, shall make such transfers no later than 3:00 P.M. on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Commitment Percentage of the Loans is in excess of the amount of Loans actually funded by such Lender, such Lender shall forthwith (but in no event later than the time set forth in the immediately preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Lender's Commitment Percentage of the Loans in any Settlement Period is less than the amount of Loans actually funded by such Lender, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of such difference. For purposes thereof and to simplify the settlement process, Agent may offset amounts owing to and from a Lender based on the status of the Loans as to Borrowers in order to obtain an aggregate amount to be remitted to or from each Lender on each such date. The obligation of each Lender to transfer such funds shall be irrevocable and unconditional, without recourse to or warranty by Agent and made without setoff or deduction of any kind. Each of Agent and Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Commitment Percentages of the outstanding Loans. Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when any Lender will actually advance and/or be repaid Loans, interest with respect to Loans shall be allocated by Agent to each Lender (including Agent) in accordance with the amount of Loans actually advanced by and repaid to each Lender (including Agent) during each Settlement Period and shall accrue from and including the date such Loans are advanced by Agent to but excluding the date such Loans are repaid by Borrowers in accordance with Section 2.3 or actually settled by the applicable Lender as described in this Section 2.1(d)(iii).

                  (iv) If the amounts described in subsection (d)(i), (d)(ii) or
(d)(iii) of this Section 2.1 are not in fact made available to Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and Agent has made such amount available to Borrowers, Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately but in no event later than 2 Business Days after such demand) pay such corresponding amount to Agent. Agent shall also be entitled to recover from such Defaulting Lender and Borrowers, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrowers to the date such corresponding amount is recovered by Agent, at a rate per annum equal to either (1) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by Borrowers, the then applicable rate of interest, calculated in accordance with Section 4.1, plus (B) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder.

                  (v) The failure of any Lender to make the Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing. The amounts payable to each Lender shall be a separate and independent obligation.

                  (vi) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article IV, on outstanding Loans which it has funded to Agent from the date such Lender funded such Loan to, but excluding, the date on which such Lender is repaid with respect to such Loan.

                  (vii) Notwithstanding the obligation of Borrowers to send written confirmation of a Notice of Borrowing made by telephone if and when requested by Agent, in the event that Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on Borrowers whether or not written confirmation is sent by Borrowers or requested by Agent. Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by Agent in good faith to be from an authorized representative of Borrowers. Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on Borrowers in the absence of gross negligence or willful misconduct on the part of Agent in connection therewith.

      2.2. Existing Indebtedness: Each Borrower acknowledges and confirms that as of the Closing Date, it is indebted to Lenders, without defense, set-off or counter-claim under the Existing Loan Documents in the principal amount, including the face amount of outstanding Letters of Credit, of $7,863,910.74 ("Existing Indebtedness"). This Loan Agreement amends and restates the Existing Loan Agreement and the Existing Indebtedness shall be deemed to constitute a Loan hereunder. The execution and delivery of this Loan Agreement and the other Credit Documents, however, does not evidence or represent a refinancing, repayment, accord and/or satisfaction or novation of the Existing Indebtedness. All of Lenders' obligations to Borrowers with respect to Loans to be made concurrently herewith or after the date hereof are set forth in this Loan Documents. All liens and security interests previously granted to Agent, pursuant to the Existing Loan Agreement are acknowledged and reconfirmed and remain in full force and effect and are not intended to be released, replaced or impaired.

      2.3. Optional and Mandatory Prepayments; Early Termination Fee:

            a. Voluntary Prepayments. Borrowers shall have the right to reduce or terminate (subject to Section 2.3(c)) the Committed Amount and/or prepay Loans in whole or in part from time to time, provided, however, that (i) Loans that are Eurodollar Loans may only be prepaid on 3 Business Days prior written notice to Agent specifying the applicable Loans to be prepaid; (ii) any prepayment of Loans that are Eurodollar Loans will be subject to Section 4.11; and (iii) except as provided in Section 2.4(b) and Section 2.1(d)(iii), each such partial prepayment of Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000.

            b. Mandatory Prepayments.

                  (i) Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Loans plus Letter of Credit Obligations outstanding shall exceed the Borrowing Base, Borrowers shall prepay, on demand, the Loans and (after all Loans have been repaid) cash collateralize the Letter of Credit Obligations, in an amount sufficient to eliminate such excess.

                  (ii) Casualty Loss. To the extent of cash proceeds received in connection with a Casualty Loss, Borrowers shall (immediately upon receipt of any such proceeds) prepay the Loans in an amount equal to 100% of such cash proceeds if Agent shall have elected, at its option, to apply the proceeds realized from such Casualty Loss to the prepayment of the Loans (such prepayment to be applied as set forth in clause (vi) below).

                  (iii) Asset Dispositions and Collections. Contemporaneously with the occurrence of any Asset Disposition, Borrowers shall, at Agent's option, prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition (such prepayments to be applied as set forth in clause (vi) below).

                  (iv) Krause Settlement. Borrowers shall, upon receipt of any proceeds of the Krause Settlement, immediately pay the entire amount of such proceeds to Agent for the application to the outstanding Obligations (such prepayment to be applied as set forth in clause (vi) below).

                  (v) Security Equipment Deposit. On each date upon which any lessor of Eligible Fixed Assets returns all or any portion of a security deposit financed by Borrowers under the Equipment Availability, Borrowers shall make a mandatory prepayment of the Loan Obligations in amount equal to 100% of returned portion of such security deposit (such prepayment to be applied as set forth in clause (vi) below).

                  (vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.3(b) shall be applied to the Obligations in such order as Agent may determine provided, however, prior to the occurrence of an Event of Default or Default, all payments made with respect to the Loans shall be applied to repay Loans consisting of Prime Rate Loans first and then Loans consisting of Eurodollar Loans (in direct order of Interest Period maturities). After all Loans have been repaid, prepayments shall be applied as cash collateral in respect of Letter of Credit Obligations. All prepayments of Eurodollar Loans under this Section 2.3(b) shall be subject to Section 4.11.

            c. Early Termination Fee. In the event that prior to the Maturity Date, the Credit Agreement is terminated and the Loans are repaid by Borrowers for any reason or by Agent after the occurrence of an Event of Default ("Early Termination"), Borrowers shall unconditionally pay to Agent, for the ratable benefit of Lenders, an early termination fee ("Early Termination Fee") equal to 0.50% of the Committed Amount of all Lenders if such early termination occurs on or before August 31, 2005 and 0.25% of the Committed Amount is such Early Termination occurs at any time thereafter. Notwithstanding the foregoing, Borrowers shall not be responsible for the payment of the Early Termination Fee if such early Termination is the result of a sale of the stock or assets of the Borrower Agent or an equity or debt event, in each case for which Agent or any of Agent's affiliates is the investment banker or underwriter.

      2.4. Payments and Computations:

            a. Borrowers shall make each payment hereunder and under the Notes not later than 2:00 P.M. on the day when due. Any payment received after 2:00 P.M. (including any payment in full of the Obligation) shall be deemed received on the immediately following Business Day. Payments made by Borrowers shall be in Dollars to Agent at its address referred to in Section 15.5 hereof in immediately available funds. All payments made with respect to the Loans shall be applied to repay Loans consisting of Prime Rate Loans first and then Loans consisting of Eurodollar Loans (in direct order of Interest Period maturities).

            b. (i) Borrowers shall maintain a lockbox account(s) ("Lockbox") with Agent (on terms and conditions satisfactory to Agent) and a depository account(s) ("Cash Collateral Account") with Agent subject to the provisions of this subparagraph. Borrowers have agreed with Agent that all collections of Accounts will be paid directly from Account Debtors into the Lockbox. Borrowers shall then cause (and Agent is also hereby irrevocably authorized to cause) the transfer of such collections from the Lockbox to the Cash Collateral Account. Deposits into the Cash Collateral Account shall be applied by Agent daily, subject to Agent's standard clearing procedures and clearing periods for deposited funds, to reduce the outstanding indebtedness under the Loans. All collections of Accounts and proceeds of other Collateral to the extent received by any Borrower shall be held in trust for the benefit of Lenders and remitted, in specie, to Agent for deposit in the Cash Collateral Account immediately upon receipt by any Borrower. Borrowers shall have no right of access to or withdrawal from the Lockbox or the Cash Collateral Account; provided that if there are no outstanding Loans and no Event of Default has occurred and is continuing, then all collections of Accounts shall be, subject to Agent's standard clearing procedures and clearing periods for deposited funds, transferred to Phoenix's operating accounts with Agent.

                  (ii) Notwithstanding the foregoing, Phoenix Fulfillment shall have established and shall maintain with Agent the Phoenix Fulfillment Account into which all amounts received by or for the account of Phoenix Fulfillment from (A) any account debtor of Phoenix Fulfillment or (B) pursuant to any blocked account agreement shall be deposited.

                  (iii) All funds deposited into the Cash Collateral Account shall immediately become cash collateral in favor of the Agent.

            c. Borrowers hereby authorize Agent and each Lender to charge from time to time against any or all of Borrowers' deposit accounts with such Person (including the Cash Collateral Account) any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify Agent thereof and make such arrangements as Agent shall request to share the benefit thereof in accordance with Section 2.9.

            d. Except as otherwise provided herein with respect to Eurodollar Loans, any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Except as otherwise provided herein, computation of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a 360 day year.

      2.5. Maintenance of Account:

            Agent shall maintain an account on its books in the name of Borrowers in which Borrowers will be charged with all loans and advances made by Lenders to Borrowers or for Borrowers' account, including the Loans, the Letter of Credit Obligations and any other Obligations. Borrowers will be credited in accordance with Section 2.4(b)(iii) above, with all amounts received by Lenders from Borrowers or from others for Borrowers' account, including, as above set forth, all amounts received by Agent in payment of Accounts. Further, it is understood that Agent shall have no obligation whatsoever to perform in any respect any of Borrowers' contracts or obligations relating to the Accounts.

      2.6. Statement of Account:

            After the end of each month Agent shall use commercially reasonable efforts to send Borrowers a statement showing the accounting for the charges, loans, advances and other transactions occurring among Lenders and Borrowers during that month. The monthly statements shall be deemed correct and binding upon Borrowers and shall constitute an account stated among Borrowers and Lenders unless Agent receives a written statement of Borrowers' exceptions within 30 days after same is mailed to Borrowers.

      2.7. Taxes:

            a. Any and all payments by Borrowers hereunder or under the Notes to or for the benefit of any Lender shall be made, in accordance with Section 2.4, free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of each such Lender and Agent, Taxes imposed on or measured by Agent's or any Lender's net income or receipts and Taxes described in the proviso in the following sentence (any such excluded Taxes, collectively, "Excluded Taxes"). If

Borrowers shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.7) Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that Borrowers shall be under no obligation to increase the sum payable to any Lender not organized under the laws of the United States or a state thereof (a "Foreign Lender") by an amount equal to the amount of the U.S. Tax required to be withheld under United States law from the sums paid to such Foreign Lender, if such withholding is caused by the failure of such Foreign Lender to be engaged in the active conduct of a trade or business in the United States, or all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of U.S. Treasury Regulation 1.1441-4(a) or such Foreign Lender fails to comply with Section 2.7(b). Solely for purposes of determining whether a withholding is an Excluded tax, a Foreign Lender will be considered to have failed to comply with Section 2.7(b) if it fails to make the deliveries described in the second sentence of Section 2.7(b) even though such failure is excused by an event described in the final clause of such sentence.

            b. Each Foreign Lender agrees that it will deliver to Borrowers and Agent Internal Revenue Service Form W-8ECI or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which completely exempts payments received from the Borrower hereunder from withholding tax; or (iii) Internal Revenue Service Form W-8BEN or any successor form thereto, together with a certificate stating that (1) the Foreign Lender is not a bank for purposes of Internal Revenue Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Internal Revenue Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Internal Revenue Code section 881(c)(3)(C). Each such Lender also agrees to deliver to Borrowers and Agent two (2) further copies of the said Form W-8BEN (together with the certificate described in clause (iii) of the preceding sentence, if applicable) or W-8ECI, or successor applicable form(s) or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrowers, and such extensions or renewals thereof as may reasonably be requested by Borrowers or Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrowers and Agent. Such Lender shall certify in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any U.S.

federal income taxes and that it is entitled to an exemption from U.S. backup withholding tax.

            c. In addition, Borrowers agree to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").

            d. Borrowers will indemnify Lenders for the full amount of Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.7), subject to (i) the exclusion set out in the first sentence of Section 2.7(a), (ii) the provisions of Section 2.7(c), and (iii) the provisions of the proviso set forth in Section 2.7(a), and will indemnify Agent and each Lender, as the case may be, for the full amount of Other Taxes (including, without limitation and without duplication, any Taxes imposed by any jurisdiction on amounts payable under this
Section 2.7) paid by Agent (on its own behalf or on behalf of any Lender), or by such Lender in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses (including the Expenses)) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within 30 days from the date such Lender or Agent, as the case may be, makes written demand therefor.

            e. Within 30 days after Agent's request, Borrowers shall furnish to Agent, at its address referred to in Section 15.5, the original or certified copy of a receipt evidencing payment of any Taxes.

            f. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 2.7 shall survive the payment in full of all Obligations hereunder and under the Notes.

      2.8. Extensions and Conversions:

            Subject to the terms of Section 6.2, Borrowers shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent permissible Interest Period, to convert Prime Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Prime Rate Loans; provided, however, that (i) except as provided in Section 4.10, Eurodollar Loans may be converted into Prime Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Prime Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall (if applicable) be in any minimum amounts as provided herein with respect to Loans, and (iv) no more than five (5) separate Eurodollar Loans shall be outstanding hereunder at any time. Each such extension or conversion shall be effected by Borrowers by giving a written notice (to be used at Agent's option) in the form of Exhibit C hereto (a "Notice of Extension/Conversion") (or telephone notice promptly confirmed in writing) to Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Prime Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Prime Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by Borrowers of the matters specified in Section
6.2. In the event Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Prime Rate Loan at the end of the Interest Period applicable thereto. Agent shall give each Lender notice as promptly as practicable of any proposed extension or conversion affecting by any Loan.

      2.9. Sharing of Payments:

            If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans made by it or its participation in Letters of Credit in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall forthwith purchase from the other Lenders such participation in the applicable Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

      2.10. Pro Rata Treatment:

            Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans, each payment of the Unused Line Fee, each payment of any Letter of Credit Fee, any payment of the Early Termination Fee, each reduction of the Commitment and each conversion or extension of any Loan, actually received by Agent shall be allocated pro rata among Lenders in accordance with the respective principal amounts of their outstanding Loans and their participation interests in the Letters of Credit; provided, however, that the foregoing fees payable hereunder to Lenders shall be allocated to each Lender based on such Lender's Commitment Percentage.

      2.11. Joint and Several Liability:

            a. Each Borrower shall be jointly and severally liable for all Obligations regardless of, inter alia, which Borrower or Borrowers requested (or received the proceeds of) a particular

Loan.

            b. Each of the other Borrowers hereby irrevocably authorize Borrower Agent to give notices, make requests, make payments, receive payments and notices, give receipts and otherwise take action on behalf of such Borrower under and with respect to any Credit Document.

            c. Without limiting the effect of Section 15.15 hereof, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable business corporation laws) otherwise would render the other Credit Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Credit Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

ARTICLE III : LETTERS OF CREDIT

      3.1. Issuance:

            Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which Issuing Bank may reasonably require, Lenders will participate in the issuance by Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date and thereafter until the Maturity Date as Borrowers may request, in a form reasonably acceptable to Issuing Bank; provided, however, that the Letter of Credit Obligations outstanding shall (a) not at any time exceed the Letter of Credit Sublimit, and (b) be subject to Article II above. No Letter of Credit shall be issued if the amount thereof together with all outstanding Letter of Credit Obligations and Loans would exceed the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (in the case of Standby Letters of Credit) or 90 days from the date of issuance (in the case of Documentary Letters of Credit) or (y) as originally issued or as extended, have an expiry date extending beyond 10 days prior to the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

      3.2. Notice and Reports:

            The request for the issuance of a Letter of Credit shall be submitted by Borrowers to Agent at least 3 Business Days prior to the requested date of issuance. Issuing Bank will, upon request, disseminate in accordance with standard bank policy to each Lender a report of Letters of Credit which are then issued and outstanding.

      3.3. Participation:

            Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Bank therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that Issuing bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to Issuing Bank its Commitment Percentage of such unreimbursed drawing pursuant to the provisions of Section 3.4. The obligation of each Lender to so reimburse Issuing Bank shall be absolute and unconditional, shall be made without setoff or deduction of any kind, and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Issuing Bank under any Letter of Credit, together with interest as hereinafter provided. All amounts due to each Lender for participating in any Letter of Credit shall be paid by Issuing Bank as soon as practical after Issuing Bank receives payment from Borrowers, but in no event later than one (1) Business Day after such payment has been received, subject to
Section 2.1(d)(iii), of funds relating to Letters of Credit funded by Lenders.

      3.4. Reimbursement

            In the event of any drawing under any Letter of Credit, Issuing Bank will promptly notify Borrowers which shall have the right under standard bank procedures to designate the Business Day (within 3 Business Days of presentation of documents to Issuing Bank), but subject in any event to the terms of the Letter of Credit, on which the draw is to be honored if the documents presented strictly adhere to the terms of the Letter of Credit. Unless Borrowers shall immediately notify Issuing Bank that Borrowers intend to otherwise reimburse Issuing Bank for its honoring of a drawing, Borrowers shall be deemed to have requested that Lenders make a Loan in the amount of the drawing as provided in
Section 3.5 on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. If, for any reason, proceeds of any such Loan are not received by Issuing Bank from any Lender on the date a drawing under any Letter of Credit is honored in an amount equal to the amount of such drawing, Borrowers shall reimburse Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds in an amount equal to the excess of the amount of such drawing over the amount of proceeds, if any, that are received, plus accrued interest on such amount at the then applicable interest rate for the Prime Rate Loans. If Borrowers shall fail to reimburse Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the rate then applicable to Prime Rate Loans under the terms of this Credit Agreement. Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment Borrowers may claim or have against Issuing Bank, Agent, Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. Unless a Loan is made by Agent on Borrowers' behalf to Issuing Bank under the terms hereof to reimburse such drawing, Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to Agent for the account of Issuing Bank in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the Business Day such notice is received by such Lender from Issuing Bank if such notice is received at or before 2:00 P.M. otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to

Issuing Bank in full upon such request, such Lender shall, on demand, pay to Agent for the account of Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to Issuing Bank in full at a rate per annum equal to, if paid within 2 Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate. Each Lender's obligation to make such payment to Issuing Bank, and the right of Issuing Bank to receive the same, shall be absolute and unconditional, shall be made without setoff or deduction of any kind and shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of Borrowers hereunder. Simultaneously with the making of each such payment by a Lender to Issuing Bank, such Lender shall, automatically and without any further action on the part of Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against Borrowers with respect thereto.

      3.5. Repayment with Loans:

            On any day on which Borrowers shall have requested, or been deemed to have requested, a Loan advance to reimburse a drawing under a Letter of Credit, and unless Agent has exercised its rights under Section 2.1(d)(iii) hereof, Agent shall give notice to Lenders that a Loan has been requested or deemed requested by Borrowers to be made in connection with a drawing under a Letter of Credit, in which case a Loan advance comprised of Prime Rate Loans (or Eurodollar Loans to the extent Borrowers has complied with the procedures of
Section 2.1(d)(i) with respect thereto) shall be immediately made to Borrowers by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 12.2) pro rata based on the respective Commitment Percentages of Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 12.2) and the proceeds thereof shall be paid directly by Agent to Issuing Bank for application to the respective Letter of Credit Obligations. Each such Lender is liable for and hereby irrevocably agrees to make its Commitment Percentage of each such Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 6.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Loan cannot for any reasons be made on the date otherwise required above (including, without limitation, as a result of the commencement of a bankruptcy or insolvency proceeding with respect to Borrowers), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Borrowers on or after such date and prior to such purchase) from Issuing Bank such participation in the outstanding Letter of Credit Obligations as shall be necessary to cause each such Lender to share in such Letter of Credit Obligations ratably (based upon the respective Commitment Percentages of Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 12.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to Issuing Bank, to the extent not paid to Issuing Bank by Borrowers in accordance with the terms of

Section 3.4, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within 2 Business Days of the date of the Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Prime Rate.

      3.6. Renewal, Extension:

            The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder, except that Issuing Bank, in its sole discretion, may extend or renew any Letter of Credit without regard to the conditions set forth in
Section 6.2 below.

      3.7. Uniform Customs and Practices:

            Issuing Bank may provide that the Letters of Credit shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP") or any other guideline or practice as Issuing Bank may reasonably determine, in which case the UCP or such other guideline or practice may be incorporated by reference therein and deemed in all respects to be a part thereof.

      3.8. Indemnification; Nature of Lender's Duties:

            a. In addition to their other obligations under this Article III, Borrowers agree to protect, indemnify, pay and save Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

            b. Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and
(v) for any consequences arising from causes beyond the control of Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of Issuing Bank's rights or powers hereunder.

            c. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to Borrowers. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by Borrowers, including, without limitation, any and all Government Acts. Issuing Bank shall not, in any way, be liable for any failure by Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of Issuing Bank.

            d. Nothing in this Section 3.8 is intended to limit the reimbursement obligations of Borrowers contained in Section 3.4 above. The obligations of Borrowers under this Section 3.8 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

            e. Notwithstanding anything to the contrary contained in this
Section 3.8, Borrowers shall have no obligation to indemnify Issuing Bank in respect of any liability incurred by Issuing Bank (i) arising solely out of the gross negligence or willful misconduct of Issuing Bank, as determined in an final unappealable judgment by a court of competent jurisdiction, or (ii) caused by Issuing Bank failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

      3.9. Responsibility of Issuing Bank:

            It is expressly understood and agreed that the obligations of Issuing Bank hereunder to Lenders are only those expressly set forth in this Credit Agreement and that Issuing Bank shall be entitled to assume that the conditions precedent set forth in Article III or VI have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Article III shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this
Article III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of Issuing Bank.

      3.10. Conflict with Letter of Credit Documents:

            In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.

ARTICLE IV : INTEREST AND FEES

      4.1. Interest on Loans and Adjustments:

            a. Subject to the provisions of Section 4.1(b) and Section 4.2, interest on the Loans shall be payable as follows: (A) for Prime Rate Loans that are Loans, monthly in arrears on the first day of each calendar month and on the Maturity Date and the interest rate shall be equal to the Prime Rate plus [25] basis points on the average daily principal balance thereof at the close of business for each day during each calendar month; and (B) for Eurodollar Loans on the earlier of (i) every three (3) months or (ii) the last day of each Interest Period and the interest rate shall be equal to the Eurodollar Rate plus [250] basis points. In the event of any change in the Prime Rate, the rate hereunder shall change, effective as of the day the Prime Rate changes. The interest rates and Fees under this Credit Agreement shall be calculated based on a 360 day year for the actual number of days elapsed.

            b. On a quarterly basis, commencing five (5) Business Days following Agent's receipt of the Compliance Certificate and Financial Statements of Borrowers for the fiscal quarter ending September 30, 2003 (as Borrowers shall provide to Agent pursuant to Section 8.1 herein), on and after the Interest Adjustment Date the applicable interest rate on all Prime Rate Loans and all new or extended Eurodollar Loans shall be determined in accordance with the following matrix (no downward rate adjustment being permitted if on the Interest Adjustment Date an Event of Default or Default is outstanding):

  ----------------------------------------------------------------------------
    Fixed Charge
   Coverage Ratio                Eurodollar Loans          Prime Rate Loans
  ----------------------------------------------------------------------------
  Equal to or greater than   Eurodollar Rate + 275    Prime  Rate  + 50  basis
  0.75 to 1 but less than    basis points             points
  1.50 to 1
  ----------------------------------------------------------------------------
  Equal to or greater than   Eurodollar Rate + 250    Prime  Rate  + 25  basis
  1.50 to 1 but less than    basis points             points
  2.0 to 1
  ----------------------------------------------------------------------------
  Equal to or greater than   Eurodollar Rate + 225    Prime Rate
  2.0 to 1 but less than     basis points
  2.50 to 1
  ----------------------------------------------------------------------------
  Greater than or equal to   Eurodollar Rate + 200    Prime Rate
  2.50 to 1                  basis points
  ----------------------------------------------------------------------------

For purposes of the foregoing, (i) Fixed Charge Coverage Ratio will be determined on a quarterly basis by reference to Borrowers' Compliance Certificates delivered pursuant to Section 8.1 herein; and (ii) if Borrowers fail to timely deliver the applicable Compliance Certificates and Financial Statements to Agent in accordance with Section 8.1 herein for any period, then at Agent's option, the rate of interest on each Loan will be increased to the highest rate of interest for the type of Loan pursuant to the above matrix, which rate of interest shall continue in effect until the Compliance Certificates and Financial Statements are delivered.

      4.2. Interest After Event of Default:

            Interest on any amount of matured principal under the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the rate or rates at which the Loans are then bearing interest pursuant to Section 4.1 above, plus 200 basis points. In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain 200 basis points above the then applicable interest rate. To the extent permitted by applicable law, interest shall accrue at the applicable contract rate(s) provided for in this Credit Agreement notwithstanding the occurrence of any Event of Default, acceleration of the Obligations, the entry of any judgment, or the commencement of any bankruptcy, reorganization, receivership or other proceedings.

      4.3. Unused Line Fee:

            a. On the last day of each calendar month and on the date of final payment of all Obligations hereunder (whether by acceleration or otherwise), Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Unused Line Fee due in respect of such calendar month (or applicable portion thereof).

            b. On a quarterly basis, commencing five (5) Business Days following Agent's receipt of the Compliance Certificate and Financial Statements of Borrowers for the fiscal quarter ending September 30, 2003 (as Borrowers shall provide to Agent pursuant to Section 8.1 herein), on and after the Interest Adjustment Date, the rate of the Unused Line Fee shall be determined in accordance with the following matrix (no downward rate adjustment being permitted if on the Interest Adjustment Date an Event of Default or Default is outstanding):

            ---------------------------------------------------
            Fixed Charge Coverage Ratio        Unused Line Fee
            ---------------------------------------------------
            Equal to or greater than          50 basis points
            0.75 to 1 but less than
            2.50 to 1
            ---------------------------------------------------
            Greater than or equal to          37.5 basis points
            2.50 to 1
            ---------------------------------------------------


For purposes of the foregoing, (i) the Unused Line Fee will be determined on a quarterly basis by reference to Borrowers' Compliance Certificates delivered pursuant to Section 8.1 herein; and (ii) if Borrowers fail to timely deliver the applicable Compliance Certificates and Financial Statements to Agent in accordance with Section 8.1 herein for any period, then at Agent's option, the rate of interest on the Loans will be increased to the highest rate of interest pursuant to the above matrix, which rate of interest shall continue in effect until the Compliance Certificates and Financial Statements are delivered.

      4.4. Closing Fee:

            Borrower shall unconditionally pay to Agent a closing fee in the amount of $40,000 on or prior to the Closing Date ("Closing Fee").

      4.5. Letter of Credit Fees:

            In consideration of the issuance of Letters of Credit hereunder, Borrowers shall pay to (i) Agent, for the ratable benefit of Lenders, annually in advance on the date of issuance and renewal a fee equal to the applicable margin then in effect for Eurodollar Loans multiplied by the average daily maximum face amount of all outstanding Letters of Credit computed at a per annum rate for each day of the term of such Letter of Credit; (ii) Agent, for the benefit of Agent, monthly in arrears on the first day of each calendar month a fee equal to 0.125% of the average daily maximum face amount of all outstanding Letters of Credit (less any amount thereof that shall have been drawn) computed at a per annum rate for each day outstanding and (iii) Agent, from time to time on demand of Agent, all normal costs and expenses of Agent in connection with the issuance, renewal, transfer, amendment or other administration with respect to the Letters of Credit. All such fees are referred to herein collectively as "Letter of Credit Fees".

      4.6. Existing Amendment Fee:

            Borrowers shall unconditionally pay to Agent the Existing Amendment Fee on December 31, 2003; provided however, such Existing Amendment Fee shall be automatically due and payable on the termination of this Credit Agreement, if such termination occurs prior to such payment date.

      4.7. Authorization to Charge Account:

            Borrowers hereby authorize Agent to charge Borrowers' Loan accounts with the amount of all payments on the Loans, Fees and Expenses hereunder to Lenders, Agent and Issuing Bank as and when such Obligations become due. Borrowers confirm that any charges which Agent may so make to Borrowers' Loan account as herein provided will be made as an accommodation to Borrowers and solely at Agent's discretion.

      4.8. Indemnification in Certain Events:

            If after the Closing Date, either (a) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Wachovia or any other banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank") or any Lender, or (b) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority, or (c) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, then such Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration a Funding Bank's or such Lender's policies with respect to capital adequacy) by an amount deemed by such Person to be material, and the result of any of the foregoing events described in clauses (a), (b) or (c) is or results in an increase in the cost to any Lender of funding or maintaining the Committed Amount, the Loans, or the Letters of Credit, then Borrowers shall from time to time upon demand by Agent, pay to Agent additional amounts sufficient to indemnify such Lender or Lenders against such increased cost. A certificate as to the amount of such increased cost shall be submitted to Borrowers by Agent and shall be conclusive and binding absent manifest error.

      4.9. Inability To Determine Interest Rate:

            If prior to the first day of any Interest Period, (a) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (b) Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give facsimile or telephonic notice thereof to Borrowers and Lenders as soon as practicable thereafter, and will also give prompt written notice to Borrowers when such conditions no longer exist. If such initial notice is given
(i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Prime Rate Loans and (iii) each outstanding Eurodollar Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Loans shall be made or continued as such, nor shall Borrowers have the right to convert Prime Rate Loans to Eurodollar Loans.

      4.10. Illegality:

            Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to Borrowers and Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Prime Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

      4.11. Funding Indemnity:

            Borrowers shall indemnify each Lender and to hold each Lender harmless from any loss, damages, liability or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by Borrowers in making a borrowing of, conversion into or extension of Eurodollar Loans after Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by Borrowers in making any prepayment of a Eurodollar Loan after Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement, and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued (exclusive of any applicable margin) on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

ARTICLE V : COLLATERAL

      5.1. Description:

      As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in this Credit Agreement and the other Credit Documents, each Borrower hereby assigns and grants to Agent, for the pro rata benefit of Lenders, a continuing first (subject only to any Permitted Liens, if any, which Agent agrees are to be senior in lien priority) Lien on and security interest in, upon and to all of such Borrower's personal property, (other than the Excluded Equipment) including, without limitation, all of the following personal property.

            a. Accounts - All of such Borrower's now owned and hereafter acquired, created, or arising Accounts;

            b. Inventory - All of such Borrower's now owned or hereafter acquired Inventory of every nature and kind, wherever located;

            c. General Intangibles - All of such Borrower's now owned and hereafter acquired, created or arising General Intangibles of every kind and description, including, without limitation, customer lists, choses in action, claims, books, records, goodwill, patents and patent applications, copyrights, trademarks, tradenames, service marks, tradestyles, trademark applications, trade secrets, contracts, contract rights, royalties, licenses, franchises, deposits, license, franchise and royalty agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

            d. Equipment - All of such Borrower's now owned and hereafter acquired Equipment, including, without limitation, machinery, vehicles, furniture and Fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

            e. Deposit Accounts - All of such Borrower's now existing and hereafter acquired or arising Deposit Accounts, reserves and credit balances of every nature, wherever located, and all documents and records associated therewith;

            f. Property in Agent's or any Lender's Possession - All personal property of such Borrower, now or hereafter in the possession of Agent or any Lender;

            g. Investment Property - All of such Borrower's now owned or hereafter acquired Investment Property of every kind (including, without limitation, such Borrower's equity interest in any Subsidiary or Affiliate);

            h. Letter of Credit Rights - All of such Borrower's now owned or hereafter acquired Letter of Credit Rights;

            i. Commercial Tort Claims - All of such Borrower's now owned or hereafter acquired Commercial Tort Claims;

            j. Other Property - All of such Borrower's now owned or hereafter acquired or created Instruments and other notes receivable, Goods, Chattel Paper, Documents (including bills of lading, warehouse receipts and other documents of title), Payment Intangibles, guarantees, Supporting Obligations, letters of credit, rights of rescission, stoppage in transit, replevin, and reclamation, and returned, reclaimed and repossessed goods; and

            k. Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing personal property and interests in personal property.

      5.2. Lien Documents:

      At Closing, and thereafter from time to time as Agent deems necessary, each Borrower shall execute and/or deliver to Agent the following (all in form and substance satisfactory to Agent):

            a. Financing Statements - Financing statements, which Agent may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Agent deems appropriate; and

            b. Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, trademark , patent and/or copyright security agreements and amendments or supplements thereto, as may be required by Agent to evidence, perfect or protect Agent's Liens and security interests in the Collateral.

      5.3. Other Actions:

            Each Borrower will defend the Collateral against all Liens (other than Permitted Liens), claims and demands of all Persons at any time claiming the same or any interest therein. Each Borrower agrees to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest (subject only to Permitted Liens) in the Collateral including, without limitation, executing such documents as Agent may require to obtain Control (as defined in the Code) over all Letter of Credit Rights, Deposit Accounts and Investment Property. Agent is hereby authorized by each Borrower to file any financing statements covering the Collateral or an amendment that adds collateral covered by a financing statement or an amendment that adds a debtor to a financing statement, in each case whether or not a Borrower's signature appears thereon. Each Borrower hereby authorizes Agent to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Agent, in its reasonable discretion, may determine, including financing statements listing "All Assets" in the collateral description therein, as well as language indicating that the acquisition by a third party of any right, title or interest in or to the Collateral without Agent's consent, shall be a violation of Agent's rights. In addition to the foregoing, each Borrower shall perform all further acts that may be lawfully and reasonably required by Agent to secure Agent and effectuate the intentions and objects of this Credit Agreement, including, but not limited to, the execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder as well as obtain Acknowledgment and Waiver Agreements. At Agent's request, each Borrower shall, immediately deliver (with execution by such Borrower of all necessary documents or forms to reflect, implement or enforce all Liens described herein thereon) to Agent all certificates of title to note Agent's Lien thereon and all documents or items for which Agent must receive possession to obtain and/or maintain perfected security interests, including without limitation, all notes, letters of credit, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar Collateral.

      5.4. Searches and Certificates:

            Borrowers shall, prior to or at Closing, and thereafter as Agent may reasonably determine from time to time, at Borrowers' expense, obtain (and Agent may also do so, at its option, but at Borrowers' expense from time to time) the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Credit Agreement in any other Loan Document):

            a. UCC searches with the Secretary of State of each Borrower's jurisdiction of organization and the Secretary of State and local filing office of each state or other jurisdiction where either Borrower maintains its executive office, a place of business, or any Property;

            b. Judgment, federal tax lien and state tax lien searches, in all applicable filing offices of each jurisdiction searched under subparagraph (a) above; and c. Searches of ownership and Lien status of intellectual property in the appropriate governmental offices.

      5.5. Mortgage Modifications:

      On or before the Closing Date, Phoenix and Realty, as applicable, shall each execute and deliver to Agent a mortgage modification with respect to the Master Mortgages ("Mortgage Modifications").

ARTICLE VI : CONDITIONS PRECEDENT

      The obligation of any Lenders to make any Loan or of Issuing Bank to issue any Letter of Credit hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit the following conditions precedent:

      6.1. Closing Conditions:

            The obligation of each Lender to make Loans and/or of Issuing Bank to issue Letters of Credit hereunder shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent (all agreements and documents from Borrowers or any other Person to be in form and substance acceptable to Agent, in its sole discretion):

            a. Executed Credit Documents. Receipt by Agent of duly executed copies of: this Credit Agreement; the Notes; the Security Documents; and all other Credit Documents.

            b. Corporate Documents. Receipt by Agent of the following:

                  (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

                  (ii) Bylaws/Operating Agreement. A copy of the bylaws or operating agreement, as applicable, of each Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

                  (iii) Resolutions. Copies of resolutions or unanimous written consent of the board of directors or members, as applicable, of each Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower to be true and correct and in force and effect as of the Closing Date.

                  (iv) Good Standing. Copies of (i) a certificate of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (ii) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate taxing Governmental Authorities.

                  (v) Incumbency. An incumbency certificate of each Borrower certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date.

            c. Financial Statements. Receipt by Agent of Borrowers' audited Financial Statements for the fiscal year ending December 31, 2002, or if such audited Financial Statements are not yet available, Agent shall have had the opportunity to review drafts of such Financial Statements and have discussions with Borrowers' Independent Accountants, such review and discussions acceptable to Agent in its reasonable discretion, and such other information relating to Borrowers as Agent may reasonably require.

            d. Opinions of Counsel. Receipt by Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability, absence of conflict with laws, corporate documents, material agreements and the Subordinated Notes and attachment and perfection of liens), satisfactory to Agent, addressed to Agent and dated the Closing Date, from legal counsel to Borrowers.

            e. Personal Property Collateral. Agent shall have received duly authorized or, if required executed, UCC financing statements and other lien documents for filing, all as may be required by Agent.

            f. Priority of Liens. Agent shall have received satisfactory evidence that (i) Agent, on behalf of Lenders, holds a perfected, first priority Lien on all Collateral subject only to Permitted Liens and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

            g. Opening Borrowing Base Certificate. Receipt by Agent of a Borrowing Base Certificate as of the Closing Date, substantially in the form of Exhibit D and certified by the chief financial officer of Borrowers to be true and correct as of the Closing Date and evidencing an Excess Borrowing Availability of at least $1,000,000.

            h. Consents. Receipt by Agent of evidence that all governmental, shareholder, member and third party consents and approvals required in connection with the transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of Agent could have such effect.

            i. Officer's Certificates. Agent shall have received a certificate or certificates executed by the president, chief executive officer or chief financial officer of Borrowers as of the Closing Date covering such matters as Agent may require, including without limitation the following: (i) all conditions to Closing contained herein have been satisfied, (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (iii) no Default or Event of Default exists.

            j. Fees and Expenses. Payment by Borrowers of all Fees and Expenses owed by them to Agent.

            k. Perfection Certificates. Receipt by Agent of a duly executed Perfection Certificate for each Borrower.

            l. No Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 2002.

            m. Reaffirmation Agreements. Receipt by Agent of duly executed a reaffirmation of the Master Pledge Agreement from the holders of the Capital Stock of Phoenix and a reaffirmation of the Subsidiary Pledge Agreement from Phoenix.

            n. Other. Receipt by Agent of such other documents, instruments, agreements or information as are required to be provided herein or under any other Credit Documents or as may otherwise be or have been requested by Agent.

      6.2. Ongoing Borrowing Conditions:

            On the date of the making of any Loan or the issuance of any Letter of Credit, or the date of any extension of, or conversion to, a Eurodollar Loan, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true (and each request for a Loan, and a Letter of Credit, or the conversion or extension and the acceptance by Borrowers thereof, shall constitute a representation and warranty by Borrowers that on the date of such Loan or issuance of such Letter of Credit, or conversion or extension, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

            a. the representations and warranties contained in this Credit Agreement are true and correct in all material respects on and as of the date thereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date);

            b. no event has occurred and is continuing, or would result from such Loan or issuance of such Letter of Credit, or conversion or extension, or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement.

      6.3. Notice of Borrowing, Borrowing Base Certificate:

            On the date of the making of any Loan, Agent shall have received a Notice of Borrowing to the extent such Notice of Borrowing is required to be given with respect to the making of such Loan and a Borrowing Base Certificate.

ARTICLE VII : REPRESENTATIONS AND WARRANTIES

      In order to induce Agent, Issuing Bank and Lenders to enter into this Credit Agreement and Issuing Bank to issue the Letters of Credit, and Lenders to make available the credit facilities contemplated hereby, each Borrower hereby represents and warrants to Agent, Issuing Bank and Lenders:

      7.1. Organization and Qualification:

            Each Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (ii) has the power and authority to own its Property and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule 7.1 contains a true, correct and complete list of all jurisdictions in which Borrowers are qualified to do business as a foreign corporation as of the Closing Date.

      7.2. Liens:

            There are no Liens in favor of any Person with respect to any Property of Borrowers other than Permitted Liens. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens).

      7.3. No Conflict:

            The execution and delivery by each Borrower of this Credit Agreement and each of the other Credit Documents executed and delivered in connection herewith and the performance of the obligations of each Borrower hereunder and thereunder and the consummation by each Borrower of the transactions contemplated hereby and thereby: (i) are within the powers of such Borrower;
(ii) are duly authorized by the board of directors of such Borrower and, if necessary, its stockholders or members, as applicable; (iii) are not in contravention of the terms of the articles or certificate of incorporation or organization or bylaws or operating agreement of such Borrower or of any indenture, contract, lease, agreement, instrument or other commitment to which such Borrower is a party or by which such Borrower or any of its Property are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Borrower; and (vi) will not, except as contemplated herein for the benefit of Agent on behalf of Lenders, result in the imposition of any Liens upon any Property of such Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Borrower is a party or by which it or any of its Property may be bound or affected.

      7.4. Enforceability:

            The Credit Agreement and all of the other Credit Documents are the legal, valid and binding obligations of Borrowers, and are enforceable against Borrowers in accordance with their terms.

      7.5. Financial Data:

            Borrowers have furnished to Agent and Lenders the following Financial Statements (the "Financials"): (i) the consolidated balance sheet of Borrowers as of, and statements of income, retained earnings and changes in financial position for the fiscal year ended December 31, 2001 audited by independent certified public accountants, and (ii) the unaudited consolidated and consolidating balance sheet of Borrowers as of, and statement of income, retained earnings and changes in financial position for the period ending June 30, 2003 prepared by the chief financial officer of Borrowers. The Financials are in accordance with the books and records of Borrowers and fairly present the financial condition of Borrowers at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited Financial Statements, to normal year end adjustments), and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved. Since December 31, 2002, there have been no changes in the condition, financial or otherwise, of Borrowers as shown on the respective balance sheets of Borrowers described above, except (a) as contemplated herein and (b) for changes which individually or in the aggregate do not constitute a Material Adverse Change.

      7.6. Locations of Offices, Records and Inventory:

            Each Borrower's chief executive office and all other places of business are set forth in Schedule 7.6 hereto, and the books and records of each Borrower and all chattel paper and all records of accounts are located at the chief executive offices of such Borrower. There is no address in which a Borrower has any Collateral (except for vehicles, in-transit Inventory and computer equipment stored on a customer's premises for the purpose of utilizing Phoenix's Color Net(R) System) other than the addresses as set forth on Schedule
7.6. Schedule 7.6 also contains a true, correct and complete list of the legal names and addresses of each landlord, warehouseman, filler, processor and packer at which Inventory is stored, or equipment is located. None of the receipts received by a Borrower from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

      7.7. Business Names:

            No Borrower has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the name shown on its Articles or Certificate of Incorporation or Organization (as applicable), as it may be amended to the date hereof, delivered to Agent and those names as set forth on Schedule 7.7.

      7.8. Affiliates and Subsidiaries:

            There are no Affiliates or direct or indirect Subsidiaries of any Borrower except as set forth on Schedule 7.8. No Borrower is a party to any partnership or joint venture except as set forth on Schedule 7.8.

      7.9. Judgments or Litigation:

            Except as set forth on Schedule 7.9, there is no (a) judgment, order, writ or decree outstanding against any Borrower or (b) pending or, to the best of any Borrower's knowledge, threatened litigation, contested claim, governmental, administrative or regulatory investigation, arbitration, or governmental audit (for taxes or otherwise) or proceeding by or against any Borrower. Except as specifically set forth and identified on Schedule 7.9, no such matter (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

      7.10. Defaults:

            No Borrower is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound.

      7.11. Compliance with Law:

            No Borrower has violated or failed to comply with (including without limitation in the ownership and use of its Property and the conduct of its business) any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations the violation of or failure to comply with which could reasonably be expected to have a Material Adverse Effect. No Borrower has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and no Borrower has reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

      7.12. ERISA:

            No Borrower, nor any ERISA Affiliate maintains or contributes to any Benefit Plan other than those set forth on Schedule 7.12. Each Benefit Plan has been and is being maintained and funded in accordance in all material respects with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Each Borrower, and each ERISA Affiliate has fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event. No event or events have occurred in connection with which any Borrower, any ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, would be subject to any material liability, individually or in the aggregate, under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

      7.13. Compliance with Environmental Laws:

            a. To the Borrowers' knowledge, (a) the operations of each Borrower comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines and
(b) none of the operations of Borrowers are the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines. The Borrowers have not received notice that any of the operations of Borrowers are the subject of any federal or state investigation evaluating whether Borrowers disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment. No Borrower has filed or received any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. No Borrower has contingent liability of which Borrowers have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor have Borrowers received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

      7.14. Intellectual Property:

            Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it. Schedule 7.14 attached hereto sets forth (a) all of the federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of Borrowers, and all pending applications for any such registrations, (b) all of the patents and copyrights of Borrowers and all pending applications therefor and (c) all other trademarks, service marks and other marks, trade names and other trade rights used by Borrowers in connection with their business (collectively, the "Proprietary Rights"). Borrowers own each of the Proprietary Rights set forth on Schedule 7.14 as indicated on such schedule, and except as set forth on Schedule 7.14, to Borrowers' knowledge no other Person has the right to use any of such Proprietary Rights. The Proprietary Rights set forth on
Schedule 7.14 are all those used in the businesses of Borrowers. Except as set forth on Schedule 7.14, no Person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by Borrowers, and no Person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as set forth on Schedule 7.14. No Borrower has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other Person. The use of each of the Proprietary Rights by Borrowers is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by Borrowers that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. No Borrower has given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of Borrowers' knowledge, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of Borrowers are valid and enforceable rights of Borrowers and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

      7.15. Licenses and Permits:

            Each Borrower has obtained and holds in full force and effect all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted, except to the extent that the failure to obtain or hold any such franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way or other rights or approvals would not unreasonably be expected to have a Material Adverse Effect. No Borrower is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could not reasonably be expected to have a Material Adverse Effect.

      7.16. Title to Property:

            Each Borrower has (i) valid leasehold interests in all of the real property it occupies as a tenant, (all such real property is set forth on Schedule 7.16) and (ii) good, marketable and exclusive title to all of the other Property it purports to own (including without limitation, all real and personal Property in each case as reflected in the Financial Statements delivered to Agent hereunder), other than, with respect to Property described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited balance sheet of Borrowers or as set forth on Schedule 7.16(b), and in each case of (i) and (ii) above, subject to no claims, options, rights or interests of any other Person. Each Borrower enjoys peaceful and undisturbed possession of all its real property, and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any such real property. The leases with respect to the leased property, together with any leases of real property entered into by each Borrower after the date hereof, are referred to collectively as the "Leases". None of the Leases contains provisions which have or could reasonably be expected to have a Material Adverse Effect. No material default exists under any Lease. All of the Structures and other tangible assets owned, leased or used by Borrowers in the conduct of their business are (a) insured to the extent and in a manner customary in the industry in which Borrowers are engaged, (b) structurally sound with no known defects which have or could reasonably be expected to have a Material Adverse Effect, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, and (e) sufficient for the operation of the businesses of Borrowers as currently conducted.

      7.17. Labor Matters:

            To the Borrowers' knowledge, no Borrower is engaged in any unfair labor practice. To the Borrowers' knowledge, there is (a) no material unfair labor practice complaint pending against any Borrower or threatened against a Borrower, before the National Labor Relations Board, and no grievance or arbitration proceeding with any employee, or group or committee representing any employees, or arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against any Borrower or threatened against a Borrower, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against a Borrower, and (c) no union representation questions with respect to the employees of any Borrower and no union organizing activities.

      7.18. Investment Company:

            No Borrower is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

      7.19. Margin Security:

            No Borrower owns any margin stock and no portion of the proceeds of any Loans or Letters of Credit shall be used by Borrowers for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation U, T, or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

      7.20. Taxes and Tax Returns:

            a. Each Borrower has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. The information filed is complete and accurate in all material respects.

            b. (i) All Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Financial Statements, and
(ii) no Borrower has any material liability for such Taxes for such periods in excess of the amounts so paid or reserves so established. No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against a Borrower and no material tax Liens have been filed.

      7.21. Status of Accounts:

            Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by each Borrower in the ordinary course of its business; the goods and inventory being sold and the Accounts created are such Borrower's exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, and such Borrower's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any material dispute, offset, defense, counterclaim or contra. Each Borrower confirms to Agent that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by Borrowers when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

      7.22. Material Contracts:

            Schedule 7.22 sets forth a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. None of the Material Contracts contains provisions which have or could reasonably be expected to have a Material Adverse Effect. All of the Material Contracts are in full force and effect, and to the knowledge of Borrowers, no material defaults currently exist thereunder.

      7.23. Corporate Structure:

            The authorized and outstanding Capital Stock of each Borrower and the owners thereof are as set forth on Schedule 7.23 attached hereto. All of the Capital Stock of each Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 7.23, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower or any of the shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the shares of Capital Stock of any Borrower. Except as set forth on Schedule 7.23, no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

      7.24. Accuracy and Completeness of Information:

            All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Borrower in writing to Agent, and Lenders or the Independent Accountant for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of any Borrower which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by any Borrower to Agent or any Lender.

      7.25. Solvency:

            After giving effect to the transactions contemplated under this Agreement, each Borrower is able to pay its respective debts as they become due, and has capital sufficient to carry on its respective business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay such Borrower's debts, no Borrower will be rendered insolvent by the execution and delivery of this Agreement or any of the other Credit Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

      7.26. Interrelatedness of Borrowers:

            The business operations of each Borrower are interrelated and complement one another, and Borrowers have a common business purpose, with inter-company bookkeeping and accounting adjustments used to separate their respective Properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, Borrowers now require and will from time to time hereafter require funds for general business purposes. The proceeds of the Loans will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

      7.27. Commercial Tort Claims:

            No Borrower has Commercial Tort Claims except as set forth on
Schedule 7.27 attached hereto and made a part hereof.

      7.28. Letter of Credit Rights:

            No Borrower has Letter of Credit Rights except as set forth on
Schedule 7.28 attached hereto and made a part hereof.

      7.29. Deposit Accounts:

            All Deposit Accounts of each Borrower and each Depository Institution are set forth on Schedule 7.29 attached hereto and made a part hereof.

      7.30. Senior Debt:

            The Obligations are, and at times will be, considered [senior indebtedness] under the Subordinated Notes.

      7.31. Survival of Representations:

            All representations made by Borrowers in this Credit Agreement and in any other Credit Document shall survive the execution and delivery hereof and thereof.

ARTICLE VIII : AFFIRMATIVE COVENANTS

      Until termination of this Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations, each Borrower covenants and agrees as follows:

      8.1. Financial Information:

            Borrowers will furnish to Agent (and in the case of the statements referred to subsection (a), (b) and (d), also to each Lender) the following information within the following time periods:

            a. within ninety (90) days after the end of each fiscal year of Borrowers, the earnings and retained earnings statement of Borrowers for such year, the balance sheet of Borrowers as at the end of such fiscal year and a statement of cash flows for such fiscal year, all on a consolidated and consolidating basis, setting forth in each case in comparative form the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and unqualifiedly certified by a nationally recognized independent public accounting firm acceptable to Agent, to have been prepared in accordance with GAAP, and such independent public accountants shall also unqualifiedly certify that in making the examinations necessary to their certification mentioned above they have reviewed the terms of this Agreement and the accounts and conditions of the Borrowers during the accounting period covered by the certificate and that such review did not disclose the existence of any condition or event which constitutes a Default or an Event of Default (or if such conditions or events existed, describing them) together with copies of any management letters provided by such accountants to management of any Borrower;

            b. within thirty (30) days after the end of each calendar month in each fiscal year of Borrowers, the earnings and retained earnings statement of Borrowers for such month and for the expired portion of the fiscal year ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and, for each fiscal year, a comparison of Borrowers' actual earnings statement for such month compared to the monthly earnings forecast required under Section 8.1(g), and the consolidated and consolidating balance sheet of Borrowers as at the end of such month, setting forth in comparative form the corresponding figures as at the end of the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of Phoenix to have been prepared from the books and records of each Borrower;

            c. not later than 1:00 P.M. on each Business Day, a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit D hereto, duly completed and certified by any Authorized Person, detailing Borrowers' Eligible Accounts Receivable and Eligible Canadian Receivables as of the prior Business Day and Eligible Inventory (with a separate itemization for paper raw materials, ink raw materials and other raw materials) as of the last Business Day of the immediately preceding calendar month. Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement until such time as a new Borrowing Base Certificate is delivered to Agent in accordance herewith;

            d. at the time of submission of the monthly Financial Statements that are due with respect to each calendar month that is the fiscal quarter end (for the first three fiscal quarters in any fiscal year) and the annual Financial Statement of Borrowers, a certificate substantially in the form of Exhibit E hereto, ("Compliance Certificate"), executed by an Authorized Person, certifying that, following a review of the Credit Agreement, no Event of Default is outstanding and demonstrating compliance with the financial covenants contained in Article IX by calculation thereof as of the end of each such fiscal period;

            e. promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to Borrowers by their Independent Accountant in connection with any annual or interim audit of the books of Borrowers made by such accountants;

            f. within fifteen (15) days of the end of each calendar month, Borrowers' accounts receivable aging report together with detailed calculations and information regarding Eligible Accounts and ineligible Accounts, accounts payable aging report, inventory certificate together with detailed calculations and information regarding Eligible Inventory and ineligible Inventory, account status reports and such other reports as Agent reasonably deems necessary, certified by Phoenix's chief financial officer as or to Agent (with a separate itemization for Phoenix Fulfillment, provided if Phoenix Fulfillment's accounts payable at any time are in excess of $150,000, then such reports shall be delivered on a weekly basis);

            g. within thirty (30) days prior to each fiscal year end, consolidated and consolidating financial projections for the immediately succeeding fiscal year of Borrowers which includes a projected balance sheet and statement of income for such fiscal years and a projected statement of cash flows and projected statement of borrowings formula availability for such fiscal years (all prepared on a fiscal quarter to fiscal quarter basis);

            h. not later than the 15th day of each month (or if such day is not a Business Day, then on the next succeeding Business Day), a certificate that Phoenix Fulfillment is in compliance with Section 8.22; provided if Phoenix Fulfillment's accounts payable are at any time in excess of $150,000, then such reports shall be delivered on a weekly basis; and

            i. Such other reports, certificates, schedules, documents, data or information concerning Borrowers' finances and Property as Agent may reasonably request from time to time.

      8.2. Corporate Existence:

            Each Borrower (a) will maintain its corporate existence, (b) will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (c) will obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of their business, (d) will continue in, and limit its operations to, the same general lines of business as that presently conducted by it and (e) will comply with all applicable laws, rules and regulations of any federal, state or local Governmental Authority, except in the case of (b), (c) and (e) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

      8.3. ERISA:

            Each Borrower will establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that such Borrower is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

      8.4. Environmental Matters:

            Each Borrower will conduct its business so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which it is or may at any time be doing business, except to the extent that such Borrower is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that each Borrower will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless such Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If a Borrower shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by any Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Borrower alleging violations of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring a Borrower to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that any Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, Borrowers will provide Agent with a copy of such notice within 10 days after the receipt thereof by a Borrower.


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

      8.5. Books and Records:

            Each Borrower will maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that Agent or its agents may, upon reasonably notice to the Borrowers, and during regular business hours, enter upon the premises of Borrowers for the purpose of (a) enabling Agent's auditors to conduct (at Borrowers' expense) field examinations, (b) inspecting and verifying the Collateral, (c) inspecting and/or copying (at Borrowers' expense) any and all records pertaining thereto, and (d) discussing the affairs, finances and business of Borrowers or with any officers, employees and directors of Borrowers with the Independent Accountant. Agent shall be entitled from time to time, in its name, a fictitious name or Borrowers' name to verify accounts receivable. Borrowers shall be liable for all of Agent's customary field examination fees as well as out-of-pocket costs and expenses associated with the above actions. If no Event of Default is outstanding, field examination fees for which Borrowers shall be liable shall not, without prior notice to Borrowers, exceed $700 per person per day from the Closing Date through and including December 31, 2003, $725 per person per day from January 1, 2004 through and including December 31, 2004, and $750 per person per day from January 1, 2005 and thereafter, in each case plus all reasonable costs and expenses.

      8.6. Collateral Records:

            Each Borrower will execute and deliver to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require, including without limitation those described in Section 8.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged to Agent hereunder. Borrowers' failure, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit Agent's security interests in the Collateral. Each Borrower agrees to maintain such books and records regarding Accounts and the other Collateral as Agent may reasonably require, and agrees that such books and records will reflect Agent's interest in the Accounts and such other Collateral.

      8.7. Changes in Location:

      Each Borrower agrees to afford Agent 30 days prior written notice of any change in any Borrower's jurisdiction or organization or the location of any Collateral (other than Inventory held for shipment by third Persons, Inventory in transit, or Inventory held for processing by third Persons) or in the location of its chief executive office or place of business from the locations specified in Schedule 7.6, and to execute in advance of such change, cause to be filed and/or delivered to Agent any financing statements or other documents required by Agent, all in form and substance satisfactory to Agent.

      8.8. Insurance; Casualty Loss:

            Each Borrower will maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times customary for businesses of this type and satisfactory to Agent in its commercially reasonable judgment. All policies covering the Collateral are to name Agent as an additional insured (as to liability coverage) and lender's loss payee (as to casualty and property coverage, as its interests may appear, and are to contain such other provisions as Agent may reasonably require to fully protect Agent's interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral are to be delivered to Agent on or prior to the Closing Date, premium prepaid, with the lender's loss payable endorsement in Agent's favor, and shall provide for not less than 30 days prior written notice to Agent, of the exercise of any right of cancellation. In the event Borrowers fail to respond in a timely and appropriate manner (as determined by Agent in its sole discretion) with respect to collecting under any insurance policies required to be maintained under this
Section 8.8, Agent shall have the right, in the name of Agent or Borrowers, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be reasonably necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Borrower will provide written notice to Agent of the occurrence of any of the following events within 5 Business Days after the occurrence of such event: any Property owned or used by a Borrower is (i) materially damaged or destroyed, or suffers any other loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral which is in excess of $100,000 (collectively, a "Casualty Loss"). Each Borrower will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, Borrowers will pay to Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by Borrowers on account of damage, destruction or loss of all or any portion of the Collateral. Agent may, at its election and in its sole discretion, either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal of the Loans or
(b) pay such proceeds to Borrower to be used to repair, replace or rebuild the Property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of Agent and (ii) Agent may participate in any such proceedings and Borrowers will deliver to Agent such documents as may be requested by Agent to permit such participation and will consult with Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Borrower hereby irrevocably authorizes and appoints Agent its attorney-in-fact, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Borrower shall, upon demand of Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Agent free and clear of any encumbrances of any kind or nature whatsoever. Each Borrower shall insure all in-transit Inventory at its full replacement cost and note all bills of lading and shipping documents accordingly or pay such additional freight charges as may be necessary to insure exemption from the package limitation provisions of the Carriage of Goods By Sea Act 46 U.S.C.A. ss. 1300 et seq.


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

      8.9. Taxes:

            Each Borrower will pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against such Borrower or any of the Collateral; provided, however, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of such Borrower, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

      8.10. Compliance With Laws:

            Each Borrower will comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, and to the operation of its business (including, without limitation, the provisions of 15 U.S.C.
ss. ss. 1051-1127, 17 U.S.C., ss. 101, et seq. and 35 U.S.C. ss. 101, et seq.)
except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

      8.11. Use of Proceeds:

            The proceeds of any Loans made hereunder shall be used by Borrowers solely to refinance existing Indebtedness under the Revolving Credit Agreement and for (a) general working capital and general corporate purposes, and (b) for the issuance of Letters of Credit; provided, however, that in any event, no portion of the proceeds of any such advances shall be used by Borrowers for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

      8.12. Fiscal Year:

            Each Borrower agrees that it will not change its fiscal year from a year ending December 31 unless required by law, in which case such Borrower will give Agent at least 30 days prior written notice thereof.

      8.13. Notification of Certain Events:

      Each Borrower agrees that it will promptly notify Agent in writing of the occurrence of any of the following events (but in no event shall such notice from such Borrower be received by Agent later than 5 Business Days after the occurrence of any such event):

            a. any Material Contract of a Borrower is terminated or amended in any material respect or any new Material Contract is entered into (in which event Borrowers shall provide Agent with a copy of such Material Contract);

            b. the institution of any litigation, proceeding(s) or investigation against a Borrower in any federal, state, local or foreign court or before any commission or other regulatory


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

body (federal, state, local or foreign) in which a claim of at least $150,000 (not covered by insurance) has been or is reasonably likely to be asserted against such Borrower;

            c. any notification of violation of any material law or regulation shall have been received by a Borrower from any local, state, federal or foreign Governmental Authority or agency accompanied by a copy of any such notice;

            d. the occurrence of a Termination Event as to a Borrower or any ERISA Affiliate, accompanied by a written statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or other such entities have taken, is taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

            e. the occurrence of a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) as to a Borrower or any ERISA Affiliate, accompanied by a statement of the chief financial officer of such Borrower describing such transaction and the action which such Borrower or other such entities have taken, are taking or propose to take with respect thereto;

            f. receipt by a Borrower, or any ERISA Affiliate, of notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, accompanied by copies of each such notice;

            g. receipt by a Borrower, or any ERISA Affiliate, of a notice regarding the imposition of withdrawal liability, accompanied by copies of each such notice; or

            h. (i) termination of a Multi-employer Plan, (ii) notice from the administrator or plan sponsor of a Multi-employer Plan that it intends to terminate a Multi-employer Plan, or (iii) commencement of proceedings by the PBGC under Section 4042 of ERISA to terminate a Multi-employer Plan, accompanied by a written statement setting forth any such event or information; or

            i. the occurrence of any Default or Event of Default.

      8.14. Collection of Accounts:

            Unless an Event of Default is outstanding, Borrowers may and will (subject to their reasonable business discretion) enforce and collect all amounts owing on the Accounts, for Lenders' benefit and on Lenders behalf but at Borrowers' expense in accordance with the provisions of Section 2.4; such privilege shall terminate at Agent's option, without notice to Borrowers, which is hereby expressly waived by Borrower, upon the occurrence of any Event of Default which has not otherwise been waived by Required Lenders. Any checks, cash, notes or other instruments or property received by Borrowers with respect to any Accounts shall be held by Borrowers in trust for the benefit of Lenders, separate from Borrowers' own property and funds, and immediately turned over to Agent with proper assignments or endorsements. No checks, drafts or other instruments received by Agent shall constitute final payment unless and until such instruments have actually been collected.


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

      8.15. Acknowledgment Agreements:

            Each Borrower will assist Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom such Borrower conducts business from time to time.

      8.16. Trademarks:

            Each Borrower will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights.

      8.17. Maintenance of Property:

            Each Borrower will keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

      8.18. Commercial Tort Claims:

            In the event that Borrowers shall acquire any Commercial Tort Claim, Borrowers shall give Agent written notice thereof; provided that Borrowers shall not be deemed to have acquired any Commercial Tort Claim until Borrower shall have filed such claim in a court having jurisdiction over such claim. Such notice shall contain a sufficient description of the Commercial Tort Claim including the parties, the court in which the claim was commenced (if applicable), and the docket number assigned to the case (if applicable) and a detailed explanation of the events giving rise to such claim. Such Borrower shall grant Agent a security interest in such Commercial Tort Claim to secure payment of the Obligations. Such Borrower shall execute and deliver such instruments, documents and agreements as Agent may reasonably require in order to obtain and perfect such security interest including, without limitation, a security agreement or amendment to this Agreement all in form and substance satisfactory to Agent. Borrowers authorize Agent to file (without a Borrower's signature), financing statements or amendments to existing financing statements as Agent deems necessary to perfect the security interest.

      8.19. Letter of Credit Rights:

            Borrowers shall provide written notice to Agent of any Letters of Credit for which a Borrower is the beneficiary. Such Borrower shall execute and deliver such instruments, documents and agreements and take such actions as Agent reasonably may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

      8.20. Revisions or Updates to Schedules.

      If any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any respect, Borrowers shall deliver to Agent and Lenders as part of the Compliance Certificate required pursuant to Section 8.1(d) such revision or updates to


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

such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided, that no such revisions or updates to any such Schedules(s) shall be deemed to have amended, modified or superseded such Schedules(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

      8.21. Book Publishers.

      Phoenix Fulfillment (a) shall maintain at all times cash balances in excess of amounts payable to book publishers for the sale of publisher's books,
(b) agrees that any agreement between Phoenix Fulfillment and any publisher relating to the provision of services by Phoenix Fulfillment shall be substantially similar to the form agreement attached hereto as Exhibit F, and
(c) segregate deposit accounts and funds contained therein from the deposit accounts of all other Borrowers.

      8.22. Fixed Asset Appraisals.

      Borrowers shall, upon the request of Agent, obtain, at Borrowers' cost and expense, and deliver to Agent one or more written appraisals of Borrowers' real estate and/or equipment prepared, in either event, by an appraisal firm acceptable to Agent.

      8.23 Executive Management.

      The current executive management, or replacements reasonably acceptable to Agent, shall at all times control and direct the executive management of each Borrower.

ARTICLE IX : FINANCIAL COVENANTS

      Until termination of this Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations due or to become due hereunder, Borrowers further covenant and agree as follows:

      9.1. Fixed Charge Coverage:

            Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1 as of the fiscal quarter ending September 30, 2003, 1.15 to 1 as of the fiscal quarter ending December 31, 2003 and 1.2 to 1 as of the end of each fiscal quarter thereafter, each calculated on a rolling four (4) quarter basis.

      9.2. Consolidated Capital Expenditures:

            Borrowers shall not make more than $5,000,000 less the Net Cash Proceeds from the sale of any equipment during the applicable periods in Consolidated Capital Expenditures, measured on the last day of each fiscal quarter and calculated on a rolling four (4) quarter basis commencing with the fiscal quarter ending December 31, 2003.


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

ARTICLE X : NEGATIVE COVENANTS

      Until termination of the Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations, each Borrower agrees that, unless otherwise agreed in writing by Agent, it will not:

      10.1. Liens:

            Mortgage, assign, pledge, transfer or otherwise permit any Lien of any kind to exist at any time on any of its Property, except for Permitted Liens.

      10.2. Indebtedness:

            Incur, create or be liable for any Indebtedness other than Permitted Indebtedness.

      10.3. Sale of Assets:

            Make any Asset Disposition other than (a) sales of Inventory in the ordinary course of business, (b) sales or other dispositions in the ordinary course of business of equipment that is replaced by equipment of comparable or superior quality within 30 days of the sale, lease, license, transfer or other disposition, and (c) sales in the ordinary course of business of Property used in Borrowers' business that is worn out or in need of replacement and that is replaced with Property of reasonably equivalent value or utility.

      10.4. Organizational Changes:

            a. Merge or consolidate with any Person other than another Borrower or (b) alter or modify any Borrowers' Articles of Incorporation, Certificate of Incorporation or Certificate of Organization or (c) enter into or engage in any business, operation or activity materially different from that presently being conducted by Borrowers.

      10.5. Guarantees:

            Except for Permitted Indebtedness, assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, except by the endorsement of negotiable instruments in the ordinary course of business.

      10.6. Restricted Payments:

            Make a Restricted Payment other than dividends to Phoenix by a Subsidiary of Phoenix.

      10.7. Investments:

            Make any Investment other than Permitted Investments.


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

      10.8. Affiliate Transactions:

            Except as permitted by this Credit Agreement, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to and Affiliate of any Borrower except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than could be obtained in a comparable arm's-length transaction with an unaffiliated Person or for incidental administrative purposes.

      10.9. Third Party Loans:

            Make any Third Party Loan except Permitted Third Party Loans.

      10.10. Prohibited Transactions Under ERISA:

            a. Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could reasonably be expected to result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code having a Material Adverse Effect;

            b. Permit to exist with respect to any Benefit Plan any accumulated funding (as defined in Sections 302 of ERISA and 412 of the Internal Revenue
Code), whether or not waived;

            c. Fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            d. Terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of any Borrower, or any ERISA Affiliate under Title IV of ERISA;

            e. Fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

            f. Fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

            g. Amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either of any Borrower, or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code;

            h. Withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

            i. Allow any representation made in Section 7.12 to be untrue at any time


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

during the term of this Agreement.

      10.11. Bank Accounts:

            Open, maintain or otherwise have its primary checking, savings or other accounts for the deposit or maintenance of money at any bank or other financial institution with any Person, other than with Agent or a Depository Institution that has executed, with respect to such account, a Blocked Account Agreement.

      10.12. INTENTIONALLY OMITTED:


      10.13. Amendments of Material Contracts:

            Amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts which would have a Material Adverse Effect.

      10.14. Additional Negative Pledges:

            Except with respect to the existing Subordinated Debt, create or otherwise cause or suffer to exist or become effective, directly or indirectly,
(i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent) on the creation or existence of any Lien upon the assets of any Borrower, other than assets subject to Permitted Liens or (ii) any Contractual Obligation which may restrict or inhibit Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

      10.15. Subordinated Debt:

            Effect or permit any change in or amendment to any document or instrument pertaining to the subordination, terms of payment or other terms or provisions of any Subordinated Debt, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Debt, except for the scheduled payments required by the terms of the documents and instruments evidencing Subordinated Debt and permitted by the subordination provisions of the documents and instruments evidencing Subordinated Debt or, if applicable, Subordination Agreements which have been delivered to and approved by Agent.

      10.16. Licenses, Etc.:

            Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent Borrower from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.


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

      10.17. Phoenix Fulfillment.

            Make or permit to exist any Investment or any loan, advance, deposit or extension of credit to Phoenix Fulfillment in excess of $25,000 in the aggregate of all such Investment and loans.

      10.18. Compensation.

      During any fiscal year of Borrowers, increase current compensation to the key employees (as identified in Phoenix's annual 10-K report) by an amount that exceeds five percent (5.0%) of aggregate of such employees', or replacements', compensation for the immediately preceding fiscal year (other than participation in any stock option or non-cash incentive plans); with an allocable reduction in such aggregate amount if any key employee position(s) is eliminated. For purposes of this Section 10.18, compensation shall exclude amounts allocated under Phoenix's Employees' Stock Bonus and Ownership Plan and fringe benefits provided in the ordinary course of Borrowers' business.

ARTICLE XI : POWERS

      11.1. Appointment as Attorney-in-Fact:

            Each Borrower hereby irrevocably authorizes and appoints Agent, or any Person as Agent may designate, as such Borrowers' attorney-in-fact, at Borrowers' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to Agent have been paid and satisfied in full and all of the Commitment have been terminated:

            a. To receive, take, endorse, sign, assign and deliver, all in the name of Agent, Lenders or any Borrower, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

            b. To receive, open and dispose of all mail addressed to any Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate;

            c. To request at any time from customers indebted on Accounts, in the name of any Borrower or a third party designee of Agent, information concerning the Accounts and the amounts owing thereon;

            d. To give customers indebted on Accounts notice of Agent's interest therein, and/or to instruct such customers to make payment directly to Agent for any Borrower's account;

            e. To take or bring, in the name of Agent, Lenders or any Borrower, all steps, actions, suits or proceedings deemed by Agent necessary or desirable to enforce or effect collection of the Accounts; and

            f. To file financing statements in any office deemed appropriate by Agent for such purpose and execute, file, record and register any or all of Agent's security interest in any intellectual property of Borrowers with the United States Patent and Trademark Office; and

            g. To do all other acts and things as Agent may deem reasonable to protect or preserve Agent's interest under this Credit Agreement or to fulfill Borrowers' obligations under this Credit Agreement.

ARTICLE XII : EVENTS OF DEFAULT AND REMEDIES

      12.1. Events of Default:

            The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

            a. failure of Borrowers to pay (i) any interest or Fees when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal of the Loans or the Letter of Credit Obligations when due, whether at stated maturity, by acceleration or otherwise or (iii) any Expenses hereunder within 5 days after receipt by Borrowers from Agent or any applicable Lender of notice that such Expenses are payable;

            b. any representation or warranty, contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate between any Borrower and Agent or any Lender or executed by any Borrower in favor of Agent or any Lender shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

            c. failure of any Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 8.1, Section 8.11, Section 8.13, Article IX or Article X;

            d. failure of any Borrower to comply with any other covenant contained in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among any Borrower and Agent or any Lender or executed by any Borrower in favor of Agent or any Lender and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 30 days after its occurrence;

            e. dissolution, liquidation, winding up or cessation of the business (or any material portion of the business) of any Borrower, or the failure of any Borrower to meet its debts generally as they mature, or the calling of a meeting of any Borrower's creditors for purposes of compromising such Borrower's debts;

            f. the commencement by or against any Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against such Borrower, such proceeding is not dismissed within 90 days;

            g. the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of any note, agreement or


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

instrument evidencing (i) any Subordinated Debt (including, without limitation, the Subordinated Notes), or (ii) any other Indebtedness of Borrowers and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $250,000;

            h. any party (other than Agent or Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of Agent, or any action or proceeding shall have been commenced by any Person (other than Agent or any Lender) seeking to invalidate, declare unenforceable, cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document;

            i. (i) any holder of Subordinated Debt alleges (or any Governmental Authority with applicable jurisdiction determines) that the Subordinated Debt is not subordinated to any of the Obligations or (ii) the subordination provisions in any agreement relating to Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt;

            j. one or more judgments or decrees shall be entered against Borrowers involving a liability of $250,000 or more in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

            k. any Termination Event with respect to a Benefit Plan shall have occurred and be continuing 15 days after notice thereof shall have been given to Borrowers by Agent and the then current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

            l. a Material Adverse Change occurs;

            m. a Change of Control occurs;

            n. the occurrence of any uninsured damage to, loss, theft or destruction in excess of $250,000 with respect to any Collateral or portion thereof; or

            o. any Borrower is indicted or convicted of the commission of a crime or any proceeding of any kind is pending or threatened which would reasonably be likely to result in the forfeiture of any material portion of the Property of such Borrower to any Governmental Authority.

      12.2. Rights and Remedies upon a Default or an Event of Default:

            a. Upon the occurrence of a Default or an Event of Default, Agent may, or at the direction of Required Lenders, shall cease making Loans and/or issuing Letters of Credit. Upon


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

the occurrence of any Event of Default, Agent may or, at the discretion of Required Lenders, shall take any or all of the following actions: (i) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 12.1(f) in which case all Obligations shall automatically become immediately due and payable without the necessity of any action, decision, notice or demand) without presentment, demand, protest or any other action or obligation of Agent or any Lender, and (ii) immediately terminate this Credit Agreement and the Commitments hereunder.

            b. Upon acceleration of the Obligations, Agent may, or at the direction of Required Lenders, shall at any time, and from time to time, take any and all such action as Agent may elect to enforce any and all rights and interests created and existing under the Credit Documents, or arising under applicable law, including without limitation, all rights and remedies existing under the Security Documents, all rights of setoff and the following rights (the enumeration of any such rights not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights):

                  (i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States postal authorities to redirect mail addressed to Borrowers or to an address designated by Agent); or

                  (ii) By its own means or with judicial assistance, enter any or all of Borrowers' premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises, without any liability for rent, storage, utilities or other sums, and Borrowers shall not resist or interfere with such action; or

                  (iii) Require Borrowers at Borrowers' expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent; or

                  (iv) The right to modify the Borrowing Base or any portion thereof (including without limitation changing the advance rates described therein or taking additional reserves) or to modify the terms and conditions upon which Agent may be willing to consider making further Loans; or

            c. In addition, upon demand by Agent at any time following the occurrence of any Event of Default, Borrowers shall deposit with Agent for the benefit of Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash in an amount equal to the greatest amount for which all such Letters of Credit may be drawn. Such deposit shall be held by Agent for the benefit of Issuing Bank and the other Lender as security for, and to provide for the payment of, outstanding Letters of Credit.

            d. Borrowers agree that a notice received by them at least 10 days before the time of any intended public sale or of the time, after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Inventory or other Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrowers. Borrowers covenant and agree not to


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

interfere with or impose any obstacle to Agent's exercise of its rights and remedies hereunder with respect to the Collateral. Agent shall have no obligation to clean up or prepare the Collateral for sale. If Agent sells any of the Collateral upon credit, Borrowers will only be credited with payments actually made by the purchaser that are received by Agent and applied to the Obligations. Agent may in connection with any sale of the Collateral specifically disclaim any warranties of title or the like.

      12.3. Nature of Remedies:

            All rights and remedies granted Agent and/or Lenders hereunder and under the other Credit Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time or at different times until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers, any guarantor, or their Property at any time, under any agreement, with any available remedy and in any order. Nothing contained in this Credit Agreement or the other Credit Documents shall be deemed to compel Agent or Lenders at any time to accept a cure of any Event of Default hereunder. In no event shall prior recourse to any Collateral be a prerequisite to Agent's right to demand payment of any Obligation from Borrowers or any guarantor upon the occurrence and during the continuance of any Event of Default.

ARTICLE XIII : TERMINATION

      Except as otherwise provided in Article XII of this Credit Agreement, the Commitments made hereunder shall automatically terminate on the Maturity Date and all then outstanding Loans shall be immediately due and payable in full and all outstanding Letters of Credit shall immediately terminate. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under Article XII and, pending a final accounting, Agent may withhold any balances in Borrowers' Loan accounts, in an amount sufficient, in Agent's discretion, to cover all of the Obligations, whether absolute or contingent, unless supplied with a satisfactory indemnity to cover all of such Obligations. All of Agent's and Lenders' rights, liens and security interests in and to Borrowers' Property shall continue after any termination until (a) all Obligations have been indefeasible paid and satisfied in full, (b) Agent shall have received a written agreement (in form and substance acceptable to Agent in its reasonable discretion) executed by Borrowers and by a Person whose loans or advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any loss or damage, or (c) Agent shall have retained such monetary reserves necessary to pay in full all Obligations for such period of time, in its reasonable discretion.

ARTICLE XIV : AGENT

      14.1. Appointment of Agent:

            a. Each Lender hereby designates Wachovia as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to


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

authorize, Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

            b. The provisions of this Article XIV are solely for the benefit of Agent and Lenders, and Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 14.9 and 14.10(b) ). In performing its functions and duties under this Credit Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

      14.2. Nature of Duties of Agent:

            Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

      14.3. Lack of Reliance on Agent:

            a. Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrowers in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrowers, and, except as expressly provided in this Credit Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

            b. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of Borrowers. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of Borrowers, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.


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

      14.4. Certain Rights of Agent:

            Without limiting Agent's rights and discretion under any provision hereof, Agent shall have the right to request instructions from the Required Lenders or, as required, each of Lenders. If Agent shall request instructions from the Required Lenders or each of Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Credit Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders or each of Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each of Lenders, as the case may be.

      14.5. Reliance by Agent:

            Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      14.6. Indemnification of Agent:

            To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, Expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Credit Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

      14.7. Agent in its Individual Capacity:

            With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "Holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any Affiliate of Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in


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connection with this Credit Agreement and otherwise without having to account for the same with Lenders. Notwithstanding anything to the contrary herein, Agent and Lenders agree that they will not set off against any amounts held in the Cash Collateral Account for any indebtedness owed by Borrowers not created under the Credit Agreement and any documents executed in connection therewith.

      14.8. Holders of Notes:

            Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      14.9. Successor Agent:

            a. Agent may, upon 5 Business Days notice to Lenders and Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 14.9(a)) by giving written notice thereof to Lenders and Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon 5 days notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then, upon 5 days notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust Borrowers or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any successor Agent (whether appointed by the Required Lenders or Agent) shall have been approved in writing by Borrowers (such approval not to be unreasonably withheld).

            b. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement. In the event Agent or its assets are taken over by any state or federal agency having jurisdiction over Agent or its assets, a majority of Lenders other than Agent may appoint a successor to Agent.

      14.10. Collateral Matters:

            a. Each Lender authorizes and directs Agent to enter into the Security Documents and accept the other Credit Documents for the benefit of Lenders. Agent is hereby authorized, on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action, in its sole discretion,


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with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected or enforce the Liens upon the Collateral granted pursuant to the Security Documents.

            b. Lenders hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral
(i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations (including the Letter of Credit Obligations and Lender Hedging Indebtedness, unless the same are secured by a letter of credit in form and substance and issued by a financial institution acceptable to the holder(s) of such Obligations or the holder(s) of such Obligations otherwise agrees) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting Property being sold or disposed of if the sale or disposition is permitted under this Credit Agreement or any other Credit Document or is made by Agent in the enforcement of its rights hereunder following the occurrence of an Event of Default or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all Lenders hereunder. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 14.10(b).

            c. Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 14.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

            d. Notwithstanding any other provision hereof, no Collateral or collections or proceeds of Collateral shall be applied at any time against any Lender Hedging Indebtedness unless all Obligations other than Lender Hedging Indebtedness owing to all Lenders and Agent have been paid in full and this Agreement has been terminated. Notwithstanding Article XII above, acceleration, settlement or unwinding of Lender Hedging Indebtedness shall be based upon the terms of the applicable Hedging Agreement.

      14.11. Special Inter-Lending Provisions:

            a. Notwithstanding any other provision of Articles II, XII or otherwise, and without impairing Agent's rights, options and remedies hereunder upon and after the occurrence of an Event of Default, and without conferring any right, benefit or entitlement of any kind to or on behalf of upon Borrowers, Agent shall, in its sole discretion, without further right of disapproval by Lenders, be entitled to permit Borrowers to have Overadvances outstanding if (i) Lenders agree to any request by Agent to permit Overadvances to be outstanding or (ii) any Lender fails to object in writing, within twenty-four (24) hours, to any request by Agent to permit Overadvances to be outstanding. If a Lender objects to a request by Agent to permit Overadvances to be


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

outstanding, Agent shall have the option exercisable in its sole discretion, to purchase such Lender's Loans and Commitment share of the credit facility within 10 days of Agent's receipt of such objection for a purchase price equal to the outstanding principal balance of Loans made by such Lender plus accrued interest owing to such Lender. No fee of any kind shall be owing to such assigning Lender who shall execute the Assignment and Acceptance in conjunction with the sale of its interests hereunder.

            b. Notwithstanding any other provision of Articles VI, XII or otherwise, and without impairing Agent's rights, options or remedies hereunder upon and after the occurrence of an Event of Default, and without conferring any right, benefit or entitlement of any kind to or on behalf of Borrowers, those Lenders (other than the Lender then acting as Agent) may elect to cease making Loans to Borrowers (without affecting their obligations to reimburse Agent for Loans then outstanding, in connection with Letters of Credit then outstanding or for Expenses previously or thereafter incurred) following the occurrence of an Event of Default only upon 10 days prior written notice to Agent subject to any applicable option of the Required Lenders in Section 15.10 to waive any then outstanding Event of Default or waive the borrowing condition under Section 6.2 impacted by such Event of Default.

      14.12. Delivery of Information:

            Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request. If at any time Agent requests any Lender (for the purpose of Section 14.10(d) or otherwise) to inform Agent of the amount of Lender Hedging Indebtedness or Matured Lender Hedging Indebtedness then owed to such Lender such Lender shall provide such information to Agent promptly but in no event later than one (1) Business Day following receipt of such request.

      14.13. Defaults:

            Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to Agent for the account of Lenders) unless Agent has actual knowledge thereof or has received notice from a Lender or Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent has such knowledge of or receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof (other than breaches of affirmative covenants in Article VIII herein) to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 15.10) take such action with respect to such Default or Event of Default or refrain from taking such action, with respect to such Default or Event of Default as directed by Required Lenders, or absent direction as Agent shall deem advisable in the best interest of Lenders and shall, without


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

limiting Agent's rights or discretion under this Credit Agreement, use reasonable efforts under the circumstances to consult with Lenders before taking any material enforcement action; and provided further that Agent shall not be required to take any such action which it determines to be contrary to law.

ARTICLE XV : MISCELLANEOUS

      15.1. Waivers:

            Borrowers hereby waive due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of Agent or Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by Agent or Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

      15.2. JURY TRIAL:

            TO THE EXTENT ANY DISPUTE IS NOT SUBJECT TO ARBITRATION, AGENT, ISSUING BANK AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

      15.3. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE:

            a. THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the Commonwealth of Pennsylvania in Philadelphia County or of the United States for the Eastern District of Pennsylvania, and, by execution and delivery of this Credit Agreement, Borrowers hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Borrowers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by nationally recognized overnight courier to it at the address set out for notices pursuant to Section 15.5, such service to become effective 3 days (or 1 day if sent by such courier) after such mailing. Nothing herein shall affect the right of Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against Borrowers in any other jurisdiction.

            b. Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or


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claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      15.4. Arbitration:

            a. Notwithstanding the provisions of Section 15.3 to the contrary, and subject to subsections (b) and (c) hereof, upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Philadelphia, Pennsylvania. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

            b. Notwithstanding the preceding binding arbitration provisions, Agent, Lenders and Borrowers agree to preserve, without diminution, certain remedies that Agent on behalf of Lenders may (without first obtaining permission, approval or authority of any arbitrator or court) employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Agent on behalf of Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights under the Code or other applicable law to foreclose or otherwise enforce its and their liens or other rights and remedies against any and all Collateral (whether real or personal property) or other security, including without limitation by collection of accounts receivable, public or private sale or other disposition of personal property, exercising a power of sale granted under Credit Documents or under applicable law or judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding or exercise of any and all rights and remedies in any bankruptcy, reorganization, receivership or similar proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to Agent's entitlement on behalf of Lenders to exercise such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

            c. The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

            d. By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Philadelphia, Pennsylvania and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.

      15.5. Notices:

            Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, by overnight delivery service, with all charges prepaid, or by facsimile, if to Agent, Lenders or Borrowers to the addresses or by facsimile transmission set forth on Schedule 15.5 hereto. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, 3 Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that all notices shall not be effective until actually received.

      15.6. Assignability:

            a. Borrowers shall not have the right to assign or delegate their obligations and duties under this Credit Agreement or any other Credit Documents or any interest therein except with the prior written consent of Agent and Lenders.

            b. Notwithstanding subsection (c) of this Section 15.6, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging or granting a security interest in its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in the Loans and/or Commitments hereunder to its parent and/or to any Affiliate of such Lender or to any other existing Lender or Affiliate. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers.

            c. Each Lender may, with the consent of Agent (such consent not to be unreasonably withheld or delayed) and (if no Event of Default is outstanding) with the consent of

Borrowers (such consent not to be unreasonably withheld or delayed), but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance (if properly completed and executed in accordance with the terms hereof) and recording in its books and records, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee, (ii) no such assignment shall be for less than a Commitment share of $5,000,000 or, if less, the entire remaining Commitments of such Lender of the Commitments, (iii) if such assignee is a Foreign Lender, all of the requirements of Section 2.8(b) shall have been satisfied as a condition to such assignment and (iv) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of both the Commitment of such Lender and all Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 15.8 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

            d. Within 2 Business Days after demand by Agent, Borrowers shall execute and deliver to Agent in exchange for any surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to Borrowers) a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

            e. Each Lender may sell participations (without the consent of Agent, Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any


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

amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

            f. Each Lender agrees that, without the prior written consent of Borrowers and Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

            g. In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, Agent or such Lender may disclose any information in its possession regarding Borrowers, their finances and/or Property.

      15.7. Payment of Expenses:

            Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses (whether paid or incurred) of (i) Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of counsel to Agent); (B) searches, title examinations, filings and recordings (including, without limitation, all stamp or recording taxes or charges), and all other actions pertaining to the Collateral (whether pursuant to Article V hereof or otherwise); (C) any amendment, waiver or consent relating hereto and thereto including, without limitation, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by Borrowers under this Credit Agreement; and (D) the defense of all claims, cross-claims or counterclaims asserted at any time by Borrowers or any other Person in connection with the rights, claims, liens and/or interests of Agent and/or Lenders under this Credit Agreement or the other Credit Documents or the credit facilities described herein and (ii) Agent and Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein, including but not limited to, any work-out, re-negotiation or restructure relating to the performance by Borrowers under this Credit Agreement, including, without limitation, the reasonable fees and disbursements of counsel for Agent and each Lender. In addition, Borrowers shall, upon demand, pay to Agent, Issuing Bank and Lenders all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by Agent and Lenders in (A) enforcing, protecting, preserving or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith; (B) in collecting the Loans; (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof; and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing. Borrowers' obligations under this Section 15.7 shall survive any termination of this Credit


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

Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement. All such costs and expenses described in this Section 15.7 are referred to collectively as "Expenses."

      15.8. Indemnification:

            Borrowers shall indemnify, defend and hold harmless Agent, Issuing Bank and each Lender and their respective directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, the other Credit Documents, any Letter of Credit, the Collateral or the transactions contemplated thereby, (ii) any actual or proposed use by Borrowers of the proceeds of the Loans, (iii) Agent, Issuing Bank and Lenders entering into, performing under or enforcing this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, or (iv) the breach by Borrowers of any warranty, undertaking or covenant made at any time hereunder or under any other Credit Document and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Borrowers, Agent or Lenders in connection with compliance by Borrowers, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of Borrowers hereunder are unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Borrowers' obligations under this Section 15.8 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

      15.9. Entire Agreement, Successors and Assigns:

            This Credit Agreement along with the other Credit Documents constitutes the entire agreement among Borrowers, Agent and Lenders regarding the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit Borrowers, Agent and Lenders and their respective successors and permitted assigns. No rights are intended to be created hereunder or under any other Credit Documents for the benefit of any Person not a signatory hereto or thereto.

      15.10. Amendments:

            Neither the amendment or waiver of any provision of this Credit Agreement or any other Credit Document (other than Letter of Credit Documents), nor the consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and Required Lenders (or by Agent at the direction of Required Lenders), or if Lenders shall not be parties thereto, by the parties thereto and consented to by Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall unless in writing and signed by all Lenders, do any of the following: (a) modify the Commitments of Lenders, (b) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder, (c) postpone any date fixed for any payment in respect of principal of, or interest on, any Note or any Letter of Credit reimbursement obligations or any fees hereunder,
(d) change the percentage of the Commitments, or any minimum requirement necessary for Lenders or Required Lenders to take any action hereunder, (e) amend or waive this Section 15.10, or change the definition of Required Lenders,
(f) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any Property of Borrowers permitted under this Credit Agreement, release any Liens in favor of Lenders on any portion of the Collateral, (g) permit Borrowers or any guarantor to delegate, transfer or assign any of its, his or her obligations to any Lender, (h) extend the Maturity Date of this Credit Agreement; or (i) release or compromise the obligations of Borrowers or any guarantor to any Lender, and, provided, further, that no amendment, waiver or consent affecting the rights or duties of Agent or Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by Agent and/or Issuing Bank, as applicable, in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrower shall not be required for any amendment, modification or waiver of the provisions of Article XIV (other than the provisions of Sections
14.9 and 14.10(b)). In addition, Borrowers and Lenders hereby authorize Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 1.1(a) from time to time in the manner requested by Borrowers, Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to Borrowers and each Lender.

      15.11. Nonliability of Agent and Lender:

            The relationship among Borrowers on the one hand and Agent and Lenders on the other hand shall be solely that of borrowers and lenders. Neither Agent nor Lenders shall have any fiduciary responsibilities to Borrowers or be deemed to have entered into any partnership or joint venture with Borrowers. Neither Agent nor Lenders shall undertake any responsibility to Borrowers to review, evaluate or inform Borrowers of any matter in connection with any phase of Borrowers' business or operations.

      15.12. Independent Nature of Lender's Rights:

            The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

      15.13. Counterparts:

            This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Signature by facsimile shall bind the parties hereto.


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

      15.14. Effectiveness:

            This Credit Agreement shall become effective on the date on which all of the conditions to effectiveness contained herein have been satisfied (as determined by Agent in its sole and absolute discretion) and all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Agent pursuant to Section 15.5.

      15.15. Severability:

            In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      15.16. Headings Descriptive:

            The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      15.17. Maximum Rate:

            Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, Borrowers, Agent and Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Agent or any Lender for the use, forbearance, or detention of the money loaned to Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied (as determined by Agent) to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrowers. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of Borrowers to Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among Borrowers, Agent and Lenders.


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

      15.18. Right of Setoff:

            In addition to and not in limitation of all rights of offset that Agent and Lender may have under applicable law, Agent and Lenders shall, if any Event of Default has occurred and is continuing and whether or not Agent has made any demand or the Obligations of Borrowers are matured, have the right to appropriate and apply to the payment of the Obligations of Borrowers all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by Agent or such Lender, including, without limitation, any and all amounts in the Cash Collateral Account. Any amount received as a result of the exercise of such rights shall be reallocated among Lenders as set forth in Section 2.9.

      15.19. Information:

            Agent and each Lender (each, a "Lending Party") agree to keep confidential any information furnished or made available to it by Borrowers pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, attorney, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, provided if allowed under such order, Agent and each Lender shall endeavor to give notice to the applicable Borrower prior to such disclosure, (e) upon the request or demand of any regulatory agency or authority, provided if allowed under such request or demand, Agent and each Lender shall endeavor to give notice to the applicable Borrower prior to such disclosure, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party relating to this Credit Agreement or the transactions contemplated hereunder, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this Section 15.19, to any actual or proposed participant or assignee and (j) to Gold Sheets and other similar bank trade publications without listing any Borrower's name; such information to consist of deal terms and other information customarily found in such publications.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      Dated the date and year first written above.

BORROWERS:                             PHOENIX COLOR CORP.


                                       By:       /s/ Edward Lieberman
                                              ----------------------------------
                                       Name:     Edward Lieberman
                                              ----------------------------------
                                       Title:    Chief Financial Officer
                                              ----------------------------------


                                       PCC EXPRESS, INC.


                                       By:       /s/ Edward Lieberman
                                              ----------------------------------
                                       Name:     Edward Lieberman
                                              ----------------------------------
                                       Title:    Chief Financial Officer


                                       TECHNIGRAPHIX, INC.


                                       By:       /s/ Edward Lieberman
                                              ----------------------------------
                                       Name:     Edward Lieberman
                                              ----------------------------------
                                       Title:    Chief Financial Officer
                                              ----------------------------------


                                       PHOENIX (MD.) REALTY, LLC


                                       By:       /s/ Edward Lieberman
                                              ----------------------------------
                                       Name:     Edward Lieberman
                                              ----------------------------------
                                       Title:    Chief Financial Officer
                                              ----------------------------------


                                       PHOENIX COLOR FULFILLMENT, INC.


                                       By:       /s/ Edward Lieberman
                                              ----------------------------------
                                       Name:     Edward Lieberman
                                              ----------------------------------
                                       Title:    Chief Financial Officer
                                              ----------------------------------


                [SIGNATURE PAGE A&R LOAN AND SECURITY AGREEMENT]
                                       S-1

AGENT:                                 WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:       /s/ Margaret A. Byrne
                                              ----------------------------------
                                       Name:     Margaret A. Byrne
                                              ----------------------------------
                                       Title:    Vice President
                                              ----------------------------------


LENDER:                                WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:       /s/ Margaret A. Byrne
                                              ----------------------------------
                                       Name:     Margaret A. Byrne
                                              ----------------------------------
                                       Title:    Vice President
                                              ----------------------------------


                [SIGNATURE PAGE A&R LOAN AND SECURITY AGREEMENT]
                                       S-2